                                                                    Exhibit 10.2


                              AMENDED AND RESTATED

                                WORKING CAPITAL

                                 LOAN AGREEMENT

                                     Among


                           MARKWEST HYDROCARBON, INC.

                                      and

                  NORWEST BANK COLORADO, NATIONAL ASSOCIATION,
                           individually and as Agent,

                                      and

                         FIRST AMERICAN NATIONAL BANK,

                        N M ROTHSCHILD AND SONS LIMITED

                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO



                                October 8, 1996

                       TABLE OF CONTENTS
                       -----------------

                                                          Page
                                                          ----
SECTION 1.  DEFINITIONS...................................  1
SECTION 2.  THE WORKING CAPITAL LOAN...................... 12
   (a)      Terms of the Working Capital Loan............. 12
   (b)      Borrowing Procedures.......................... 12
   (c)      The Loan Date................................. 13
   (d)      Computation and Payment of Interest; Lat...... 13
   (e)      Payments by Borrower.......................... 13
   (f)      Payments to Lenders........................... 13
   (g)      Optional Payments............................. 14
   (h)      Mandatory Payments............................ 14
   (i)      Fees.......................................... 14
   (j)      Adjustments................................... 15
   (k)      Increased Capital............................. 15

SECTION 3.  LETTERS OF CREDIT............................. 15
   (a)      Issuance of Standby Letters of Credit......... 15
   (b)      Payments Treated as an Advance................ 16
   (c)      Restriction on Liability...................... 16
   (d)      No Duty to Inquire............................ 17
   (e)      Reimbursement by Lenders...................... 17

SECTION 4.  CONDITIONS TO EFFECTIVENESS; CONDITIONS OF
             LENDING...................................... 17
   (b)      Initial Advance............................... 18
   (c)      Subsequent Advances........................... 20

SECTION 5.  BORROWING BASE................................ 21
   (a)      Initial Borrowing Base........................ 21
   (b)      Information................................... 21
   (c)      Subsequent Determinations of Borrowing Base... 21

SECTION 6.  BORROWING BASE DEFICIENCY..................... 23
   (a)      Add Additional Collateral..................... 23
   (b)      Repay Excess Debt............................. 23

SECTION 7.  SECURITY...................................... 23

SECTION 8.  REPRESENTATIONS AND WARRANTIES................ 23
   (a)      Existence..................................... 23
   (b)      Non-Contravention............................. 24
   (c)      Third Party Authorization..................... 24
   (d)      Authorization; Binding Effect................. 24



   (e)      Litigation                              25
   (f)      Taxes                                   25
   (g)      Liens                                   25
   (h)      Names and Places of Business............25
   (i)      Use of Proceeds.........................25
   (j)      Other Obligations.......................25
   (k)      Full Disclosure.........................26
   (l)      Margin Stock............................26
   (m)      ERISA                                   26
   (n)      Security Documents......................26
   (o)      Compliance with Laws....................26
   (p)      Financial Condition.....................26
   (q)      Environmental Matters...................27
   (r)      Investment Company Act..................27
   (s)      Public Utility Holding Company Act......27
   (t)      Title to Properties; First Priority
            Security Interest.......................27
   (u)      Subsidiaries of Borrower and of
            Related Persons.........................27
   (v)      Location of Inventory...................27
   (w)      Eligibility of Items Included in
            Borrowing Base..........................28
   (x)      Reorganization..........................28

SECTION 9.  AFFIRMATIVE COVENANTS................30
   (a)      Payment and Performance of Working
            Capital Loan............................30
   (b)      Financial Statements....................30
   (c)      Preservation of Existence, Etc..........31
   (d)      Maintenance of Property.................31
   (e)      Payment of Other Obligations............31
   (f)      Insurance...............................32
   (g)      Inspection of Property, Books and
            Records; Confidentiality Agreement
   (h)      Notices.................................33
   (i)      Compliance with Laws....................34
   (j)      Further Assurances......................34
   (k)      Current Ratio...........................35
   (l)      Funded Debt to Total Capitalization.....35
   (m)      Tangible Net Worth......................35
   (n)      Fixed Charge Coverage Ratio.............35
   (o)      Environmental Matters...................35

SECTION 10. NEGATIVE COVENANTS
   (a)      Debt                                    36
   (b)      Liens                                   36
   (c)      Guaranty Obligations....................37
   (d)      Loans and Advances......................37
   (e)      Limitation on Investments and New
            Businesses..............................37


   (f)      Mergers and Consolidations..............38
   (g)      Location of Inventory...................38
   (h)      Burdensome Undertakings.................38
   (i)      Change in Location of Business..........38
   (j)      Restricted Distributions................39
   (k)      Disposition of Assets...................39
   (l)      ERISA...................................39
   (m)      Use of Proceeds.........................39
   (n)      Transactions with Affiliates............39
   (o)      Contracts; Take-or-Pay Agreements.......40
   (p)      Amendments to Organizational Documents..40

SECTION 11. EVENTS OF DEFAULT.......................40
   (a)      Non-Payment.............................40
   (b)      Certain Defaults........................41
   (c)      Other Defaults..........................41
   (d)      Representation or Warranty..............41
   (e)      Security Documents......................41
   (f)      Judgments...............................41
   (g)      Insolvency..............................41
   (h)      Bankruptcy, Etc.........................42
   (i)      Cross-Default...........................42
   (j)      ERISA...................................42
   (k)      Loan Documents..........................42
   (l)      Material Adverse Change.................43
   (m)      ........................................43
   Change in Control................................43
   (n)      ........................................43
   Columbia Contracts...............................43
   (o)      Regulatory Change.......................43

SECTION 12. REMEDIES................................43
   (a)      Automatic Acceleration of Loan..........43
   (b)      Optional Acceleration of Loan...........43
   (c)      Setoff..................................44

SECTION 13. THE AGENT...............................44
   (a)      Appointment.............................44
   (b)      Delegation of Duties....................45
   (c)      Exculpatory Provisions..................45
   (d)      Reliance by Agent.......................45
   (e)      Notice of Default.......................46
   (f)      Non-Reliance on Agent and Other Lenders.46
   (g)      Indemnification.........................46

   (h)      Agent and Lenders in Their Individual
            Capacity................................47
   (i)      Successor Agent.........................47
   (j)      Borrower Entitled to Rely on Agent......47

SECTION 14. MISCELLANEOUS...........................47
   (a)      No Waiver; Cumulative Remedies..........47
   (b)      Notices.................................48
   (c)      Counterpart Execution...................49
   (d)      Governing Law; Entire Agreement.........49
   (e)      Amendments and Waivers..................50
   (f)      Costs, Expenses and Indemnity...........50
   (g)      Inconsistent Provisions; Severability...51
   (h)      Incorporation of Exhibits and Schedules.51
   (i)      Amendment of Defined Instruments........51
   (j)      References and Titles...................52
   (k)      Calculations and Determinations.........52
   (l)      Usury...................................52
   (m)      Waiver of Right to Trial by Jury........52
   (n)      Successors and Assigns..................53
   (o)      Term of Agreement.......................53
   (p)      Jurisdiction............................53

                                LIST OF EXHIBITS
                                ----------------

Exhibit             Title
-------             -----

   A             Form of Working Capital Note
   B             Credit and Collection Policy of Borrower
   C             Request for Advance
   D             Borrower's Counsel Opinion
   E             Borrowing Base Certification
   F             Litigation
   G             Subsidiaries of Borrower
   H             Location of Borrower's Products and Inventory
   I             Compliance Certificate
   J             Loans and Advances to Officers and Employees
   K             Letter of Credit Application Form

                              AMENDED AND RESTATED
                              --------------------

                         WORKING CAPITAL LOAN AGREEMENT
                         ------------------------------


     THIS WORKING CAPITAL LOAN AGREEMENT (this "Agreement"), dated as of October
                                                ---------
8, 1996, is among MARKWEST HYDROCARBON INC., a Delaware corporation, ("Borrower"), the successor to MarkWest Hydrocarbon Partners, Ltd., a Colorado
  --------
limited partnership (the "Partnership"), NORWEST BANK COLORADO, NATIONAL
                          -----------
ASSOCIATION (successor to Norwest Bank Denver National Association), a national banking association ("Norwest"), FIRST AMERICAN NATIONAL BANK, a national
                      -------
banking association ("First American"), N M ROTHSCHILD AND SONS LIMITED, a
                      --------------
company organized under the laws of England ("Rothschild"), and THE FIRST
                                              ----------
NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"),
                                                           -------------
(Norwest, First American, Rothschild and First Chicago are referred to individually as a "Lender" and collectively as the "Lenders"), and NORWEST, AS
                   ------                           -------
AGENT FOR THE BANKS (in such capacity, the "Agent").
                                            -----

     Borrower desires to borrow from the Lenders to provide funds for the purposes set forth below, and the Lenders are willing to lend such funds to Borrower to accomplish those purposes, subject to the terms and conditions contained or referred to herein. Accordingly, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

     SECTION 1.  DEFINITIONS.  As used herein, each of the following capitalized
                 -----------
terms shall have the  meaning given it in this Section 1:

     "Adjusted Prime Rate" shall mean an annual rate which equals the sum of the
      -------------------
floating commercial loan rate of the Agent announced from time to time as its prime rate but which may not be the lowest or best rate charged by the Agent to any customer (the "Prime Rate") plus one-quarter percentage point per year,
                   ----------
adjusted in each case as of the banking day in which a change in the Prime Rate occurs.

     "Advances" shall have the meaning given it in Section 2(a).
      --------

     "Affiliate" shall mean as to any Person, each other Person which, directly
      ---------
or indirectly (through one or more intermediaries or otherwise), is in control of, is controlled by, or is under common control with, such Person.

     "Borrowing Base" shall mean, at the particular time in question, either the
      --------------
amount provided for in Section 5(a) or the amount determined by the Lenders in accordance with the provisions of Section 5(c); provided, however, that in no
                                                 --------  -------
event shall the Borrowing Base exceed $7,500,000.

     "Borrowing Base Certification" shall have the meaning set forth in Section
      ----------------------------
5(b).

     "Borrowing Base Deficiency" shall have the meaning set forth in Section 6.
      -------------------------

     "Business Day" shall mean a day other than Saturdays or Sundays on which
      ------------
commercial banks are open for business with the public in Chicago, Denver, London and Memphis.

     "Cash Collateral" means Cash Collateral Instruments pledged by Borrower to
      ---------------
the Agent on behalf of the Lenders in which the Agent has a perfected, first priority security interest, together with any funds on deposit in, or otherwise to the credit of, any deposit account of Borrower with the Agent, to the extent such deposit account is pledged as collateral to the Agent on behalf of the Lenders.

     "Cash Collateral Instruments" means, collectively, (a) open market
      ---------------------------
commercial paper maturing within 120 days after acquisition thereof, which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc., (b) certificates of deposit maturing within six (6) months from the date thereof issued by the Agent, (c) direct obligations of the United States Government or any agency thereof maturing within one hundred eighty (180) days after the acquisition thereof, and (d) other instruments that have been previously approved by the Lenders in writing for inclusion as Cash Collateral Instruments.

     "Code" means the Internal Revenue Code of 1986, as amended, together with
      ----
the regulations promulgated thereunder.

     "Collateral" shall mean all tangible or intangible, real or personal
      ----------
property subject to any of the Security Agreements, including without limitation, all right, title and interest of Borrower in and to its Receivables, Products, inventory, Eligible Product Inventory, Exchange Balances, contract rights (including the Contracts), general intangibles and Cash Collateral.

     "Columbia Contracts" shall mean (a) Natural Gas Liquids Purchase Agreement
      ------------------
dated as of April 26, 1988 between Columbia Gas Transmission Corporation ("Columbia") and the Partnership as amended November 4, 1988, July 31, 1989, December 24, 1990 and January 28, 1991 (Siloam); (b) the Natural Gas Liquids Purchase Agreement dated as of December 24, 1990, between Columbia and Borrower as amended January 28, 1991 (Boldman); and (c) the Contract for Construction and Lease of Boldman Plant dated December 24, 1990 between Columbia and the Partnership; (d) Letter Agreement dated March 9, 1995 between Columbia and the Partnership; and (e) the following agreements relating to the Kenova Processing
Plant:  (i) Agreement to Design and Construct New Facilities (the "Construction
                                                                   ------------
Agreement"), (ii) Purchase and Demolition Agreement-Construction Premises (the
---------
"Demolition Agreement"), (iii) Purchase and Demolition Agreement-Remaining
---------------------
Premises (the "Purchase Agreement"), and (iv) Processing Agreement-Kenova
               ------------------
Processing Plant (the "Processing Agreement"), all dated March 15, 1995 between
                       --------------------
Columbia and the Partnership, together with any and all amendments now existing or hereafter created to any of the foregoing to the extent such amendments are otherwise permitted hereunder, and together with any gas processing contracts between the Partnership or Borrower and any shippers on Columbia's system covering processing of such shippers' gas at the Kenova Processing Plant. All of the Columbia Contracts have been assigned to and assumed by Borrower pursuant to the Reorganization.

     "Commitment" means the amount of the Borrowing Base at the time in question
      ----------
minus the aggregate face amount of all outstanding Letters of Credit at the time in question; provided that in no event shall the Commitment exceed $7,500,000 at
             -------------
any time from the date hereof until and including June 30, 1998.

     "Commitment Period" shall mean the period from the date of this Agreement
      -----------------
to and including June 30, 1998, or such earlier date as described by Borrower (upon thirty days prior notice to the Agent) on which the Working Capital Notes become due and payable or such earlier date on which the Working Capital Notes become due and payable under the terms hereof, by acceleration or otherwise.

     "Consolidated" refers to the consolidation of any Person, in accordance
      ------------
with GAAP, with its properly consolidated Subsidiaries. Reference herein to Borrower's financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, position, condition, liabilities, etc. of Borrower and its properly consolidated Subsidiaries.

     "Consolidating", when reference is made herein to Borrower's financial
      -------------
statements, financial condition, liabilities, etc., shall mean a presentation of such information in accordance with GAAP that sets forth separately the financial statements, etc. for each of Borrower and its properly consolidated Subsidiaries.

     "Contract" means a contract or contractual arrangement, whether oral or
      --------
written (or both), between Borrower and an Obligor evidencing a valid and binding obligation of such Obligor to pay for Products purchased from, or services rendered by, Borrower.

     "Controlled Group" means the Borrower and all Persons under common control
      ----------------
or treated as a single employer with the Borrower pursuant to Section 414(b),
(c), (n) or (o) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Credit and Collection Policy" means those credit and collection policies
      ----------------------------
and practices of Borrower in effect on the date hereof relating to Borrower's Receivables, except for modifications that would not impair the collectability of any Eligible Receivable of Borrower and modifications consented to by Agent. The Credit and Collection Policy of Borrower is described in Exhibit B hereto.
                                                             ---------

     "Current Ratio" shall mean the ratio of Borrower's current assets to
      -------------
current liabilities, both determined in accordance with GAAP.

     "Debt" shall mean as to any Person, at a particular date, the sum (without
      ----
duplication) of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person in respect of surety bonds, letters of credit, bankers' acceptances, or similar obligations issued or created for the account of such Person, (c) all capitalized lease obligations of such Person, (d) all indebtedness created or arising under any conditional sale or other title retention agreement, (e) open lines of credit to finance futures contracts, commodities and/or options contracts, (f) all indebtedness referred to in clauses (a) through (e) above secured by a lien, encumbrance or security interest on or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (g) all guaranties in respect of indebtedness or obligations of other Persons of the kinds referred to in clauses (a) through (f) above.

     "Delinquent Receivable" means a Receivable of Borrower:
      ---------------------

               (i) as to which any payment, or part thereof, remains unpaid for 45 days from the original invoice date for such payment; or

               (ii) which, consistent with the Credit and Collection Policy of Borrower, would otherwise be classified as delinquent by Borrower.

     "Designated Obligor" means, at any time, all Obligors; provided, however,
      ------------------                                    --------  -------
that any Obligor shall cease to be a Designated Obligor with respect to receivables or Exchange Balances upon five (5) Business Days' notice thereof by Agent to Borrower, which notice shall set forth the reason for such cessation.

     "Determination Date" has the meaning given it in Section 5(c)(ii).
      ------------------

     "Eligible Exchange Balances" means an Exchange Balance which:
      --------------------------

               (i)   arises under a Products Agreement;

               (ii) arises with a customer located in the United States and relates to refined petroleum products in good and salable condition located in the United States;

               (iii) is not in dispute in any material  respect;

               (iv) is not owed by an Obligor who is generally unable to fulfill its obligations;

               (v) with respect to which the likelihood of payment or performance thereof is not impaired by virtue of three-party exchange or circumstances whereby the Obligor might satisfy its obligations by means of satisfying an obligation of Borrower to a third party;

               (vi)  the Obligor of which is a Designated  Obligor; and

               (vii) has been previously approved in writing by the Lenders for inclusion in Eligible Exchange Balances.

     "Eligible Product Inventory" means any Products:
      --------------------------

               (i)   to which Borrower has title and which  are stored in


               (ii) in which the Agent on behalf of the Lenders has a perfected, first priority security interest; and

               (iii) as to which Borrower has furnished to Agent reasonably detailed information in a Borrowing Base Certification;

reduced by all charges of all kinds against such Products, and transportation, processing and other handling charges for such Products.

     "Eligible Product Inventory Value" means as of any Determination Date an
      --------------------------------
amount equal to the market value of the Products comprising the Eligible Product Inventory. The market value of the Products comprising the Eligible Product Inventory for any Determination Date shall be the price determined by reference to a published index, such price to be adjusted for transportation, and market differential; which determination, including the index and the adjustments, must be acceptable to Lenders. Oil Price Information Service is acceptable to all parties hereto.

     "Eligible Receivable" means a Receivable of Borrower:
      -------------------

               (i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties to this Agreement, and is not a government or a governmental subdivision or agency;

               (ii)  the Obligor of which is a Designated  Obligor;

               (iii) the Obligor of which is not the Obligor of any Delinquent Receivables;

               (iv)  which is not a Delinquent Receivable;

               (v) the Products for which such Receivable represents the right to payment have been delivered to the purchaser thereof;

               (vi) in which Lender has a perfected, first priority security interest prior to all other Liens;

               (vii) which is denominated and payable only in United States dollars in the United States;

               (viii) which arises under a Contract which has been duly authorized and which, together with the Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such receivable enforceable in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

               (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

               (x) which satisfies all applicable requirements of the Credit and Collection Policy; and

               (xi) as to which the Agent has not notified Borrower that the Lenders have determined, in their sole discretion, that such Receivable (or class of Receivables) is not acceptable collateral.

     "Employee Option Agreement" shall mean the 1996 Stock Incentive Plan of
      -------------------------
Borrower, as the same may be amended by Borrower from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" shall mean any pension benefit plan subject to Section 302 of
      ----------
ERISA or Title IV of ERISA maintained by Borrower or any member of a controlled group (as defined in Section 4001 (a)(14) of ERISA).

     "Event of Default" shall have the meaning set forth in Section 11.
      ----------------

     "Exchange Balance" means a right of Borrower to the delivery of refined
      ----------------
petroleum products created as a result of a Products Agreement between Borrower and a customer.

     "Existing Loan Agreements" shall mean the Existing Working Capital
      ------------------------
Agreement and that certain Loan Agreement dated as of November 20, 1992, among the Partnership, Agent,

Norwest and First American, as lenders, and all amendments thereto executed prior to the date hereof by the Partnership, Agent and any of the Lenders.

     "Existing Working Capital Agreement" shall mean that certain Working
      ----------------------------------
Capital Loan Agreement dated as of November 30, 1992, among the Partnership, Agent and Norwest and First American, as lenders, as amended by a First Amendment to Working Capital Loan Agreement dated as of March 23, 1994, a Second Amendment to Working Capital Loan Agreement dated as of September 8, 1995, and a Third Amendment to Working Capital Loan Agreement dated as of May 31, 1996.

     "Fiscal Quarter" shall mean a three-month period ending on the last day of
      --------------
each March, June, September and December of any year.

     "Fiscal Year" shall mean a twelve-month period ending on December 31 of any
      -----------
year.

     "Fixed Charge Coverage Ratio" shall mean for the 12 most recent consecutive
      ---------------------------
months, the ratio for such period of (a) the sum of net income (or net loss) plus interest expense and non-cash charges included in determining net income (or net loss), all as determined in accordance with GAAP, to (b) the sum of interest expense included in calculating (a).

     "Funded Debt" shall mean the aggregate amount of Debt for borrowed money
      -----------
with a maturity in excess of one year (including guarantees of such Debt) and capitalized leases, minus the outstanding principal balance, if any, under this Working Capital Loan.

     "GAAP" shall mean generally accepted accounting principles and practices as
      ----
consistently applied (except as otherwise required due to changes in GAAP) by Borrower and certified to by the firm of independent certified public accountants regularly employed as Borrower's auditors, such principles and practices at all times being consistent with requirements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants in effect from time to time, as applicable to the nature of the business conducted by Borrower; provided, however, if any change in any
                                --------  -------
accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor), all financial covenants provided for herein may be prepared in accordance with such change only after notice of such change is given to the Agent, and the Lenders agree to such change insofar as it affects the financial covenants.

     "Initial Financial Statements"  shall mean the audited financial statements
      ----------------------------
of the Partnership for the Fiscal Year ending December 31, 1995, and the unaudited quarterly financial statements (consisting of a current balance sheet and profit and loss statement) for the Partnership as of June 30, 1996.

     "Issuer" shall mean Norwest, in its capacity as the issuer of Letters of
      ------
Credit hereunder, and its successors in such capacity.

     "Late Payment Rate" shall have the meaning set forth in Section 2(d)(ii).
      -----------------

     "Letter of Credit" shall mean any standby letter of credit issued by the
      ----------------
Issuer pursuant to Section 3, and all letters of credit so issued shall be collectively referred to as the "Letters of Credit."
                                 -----------------

     "Letter of Credit Balance" shall mean the Lenders' maximum aggregate
      ------------------------
liability under all Letters of Credit outstanding at the time in question.

     "Loan Date" shall have the meaning set forth in Section 2(c).
      ---------

     "Loan Documents" means this Agreement, the Working Capital Notes, the
      --------------
Letters of Credit, the Security Documents and all other documents executed and delivered by or on behalf of Borrower to the Agent or the Lenders in connection herewith or therewith.

     "Loan Share" means with respect to each of Norwest, First American,
      ----------
Rothschild and First Chicago, twenty-five percent.

     "Mortgages" shall have the meaning set forth in the Revolver/Term Facility.
      ---------

     "Net Eligible Exchange Balance" means an amount as of any Determination
      -----------------------------
Date determined as the difference between (i) the aggregate amount presently due to Borrower under all Eligible Exchange Balances (such amount to be determined by multiplying the quantities of Products due Borrower in accordance with the terms of the Products Agreement giving rise to such Eligible Exchange Balances times the then applicable Mt. Belvieu price for such Products; provided that
                                                               --------
such amounts shall be included only to the extent they satisfy all applicable requirements of the Credit and Collection Policy), and (ii) the aggregate amount owed by Borrower under all Eligible Exchange Balances (such amount to be determined by multiplying the quantities of Products Borrower owes to third parties in accordance with the terms of the Products Agreement giving rise to such Eligible Exchange Balance times the then applicable Mt. Belvieu price for such Products).

     "Obligations" means all Debt from time to time owing by Borrower to the
      -----------
Lenders under or pursuant to any of the Loan Documents.

     "Obligor" shall mean when used with respect to Receivables, a Person party
      -------
to a Contract and obligated to make payments pursuant thereto and when used with respect to Exchange Balances, the party obligated to Borrower pursuant to a Products Agreement.

     "Ordinary Course of Business" shall mean, in respect of any transaction,
      ---------------------------
the ordinary course of such Person's business, substantially as conducted by such Person prior to or as of the date hereof, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

     "Person" shall mean an individual, partnership, corporation, association,
      ------
business trust, joint stock company, trust or trustee thereof, unincorporated association, joint venture, governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Prepaid Natural Gas" shall mean the volume of natural gas in MMBTU's
      -------------------
delivered to Columbia Gas Transmission Corporation pursuant to Paragraph 2 of the letter agreement dated March 9, 1995 in excess of the volumes required to be delivered for BTU reimbursement as described in such letter agreement times the
                                                                      -----
month-end Gulf Coast price per MMBTU for such calendar month (as quoted in Inside FERC's Gas Market Report or a mutually acceptable successor publication if it ceases publication) plus $0.18; provided that any volumes of such over-delivered natural gas in excess of two billion cubic feet shall not qualify as Prepaid Natural Gas.

     "Products" shall mean all oil, natural gas, unprocessed natural gas,
      --------
natural gas liquids, gaseous or liquid hydrocarbons, processed natural gas, butane, isobutane, propane, natural gasoline, gasoline, MTBE, other products obtained from the processing of natural gas or fractionating or processing of natural gas liquids, now or hereafter located in or on, transported through, processed in or otherwise related to the Collateral subject to any of the Mortgages including, without limitation, any and all of the same held as inventory.

     "Products Agreement" shall mean a standard written refined petroleum
      ------------------
products reciprocal exchange agreement.

     "Receivable" means the indebtedness of any Obligor under a Contract arising
      ----------
from a sale of Products by Borrower or from services rendered by Borrower, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

     "Related Person" shall mean any of Borrower and each Subsidiary of
      --------------
Borrower, except for Restricted Subsidiaries.

     "Reorganization" shall mean the reorganization and initial public offering
      --------------
pursuant to which the Partnership has been dissolved and all of the assets and liabilities of the Partnership have been assigned to and assumed by Borrower, as more fully described in the Registration Statement, Form S-1, filed by Borrower with the Securities and Exchange Commission.

     "Request for Advance" shall mean a request for Advance meeting the
      -------------------
requirements of Section 2(b) hereof.

     "Required Lenders" shall mean at any time Lenders, the Loan Shares of which
      ----------------
aggregate 100 percent.

     "Responsible Person" shall mean any officer of Borrower and any other
      ------------------
Person employed by a Related Person and who should be aware of the terms of this Agreement.

     "Restricted Subsidiaries" shall mean the following Subsidiaries of
      -----------------------
Borrower:  MarkWest Resources, Inc., a Colorado corporation.

     "Revolver/Term Facility" shall mean the loans provided for pursuant to that
      ----------------------
certain Amended and Restated Loan Agreement dated as of the date hereof between Borrower, the Lenders and the Agent, providing for a revolving loan, the principal balance of which at the termination of the revolving period on June 30, 1998 shall be amortized over sixteen equal quarterly principal payments; which loans shall not exceed $40,000,000 in the aggregate principal amount outstanding at any one time, as such Agreement may be amended from time to time, and which loans are secured by various "Security Documents" (as such term is defined therein).

     "Security Agreements" shall mean one or more chattel mortgages, acts of
      -------------------
collateral mortgage, security agreements and assignments of proceeds of even date herewith, in favor of the Agent on behalf of the Lenders, covering all or any part of the Collateral, and shall also include the "Security Agreement" as defined in the Revolver/Term Facility.

     "Security Documents" means the Mortgages and Security Agreements and all
      ------------------
other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now or hereafter delivered by Borrower to the Agent on behalf of the Lenders or to the Lenders in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents, whenever made or delivered, and shall also include all of the "Security Documents" as defined in the Revolver/Term Facility.

     "Stockholders' Equity" shall mean the stockholders' equity in Borrower,
      --------------------
determined in accordance with GAAP.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty-one percent or more by such Person.

     "Tangible Net Worth" shall mean the Stockholders' Equity of Borrower less
      ------------------
intangible assets.

     "Total Capitalization" means the sum of Funded Debt plus Stockholders'
      --------------------
Equity.

     "Unmatured Event of Default" shall mean any event that with the passage of
      --------------------------
time or giving of notice, or both, would constitute an Event of Default under
Section 11.

     "Working Capital Loan" or "Loan" shall mean the loan provided for in
      ------------------------------
Section 2(a) hereof, together with each additional loan, if any, made to Borrower by the Lenders, at the option of the Lenders, existing as well as contemplated, excluding the Revolver/Term Facility.

     "Working Capital Note" shall mean a Substitute Working Capital Note dated
      --------------------
as of the date hereof, substantially in the form of Exhibit A-1, A-2, A-3 or A-4 attached hereto, made by Borrower and payable to the order of Norwest, First American, Rothschild or First Chicago, as appropriate, with appropriate insertions, issued in connection with the assumption by Borrower of the Partnership's obligations pursuant to the Reorganization and the assignment by Norwest, First American and Rothschild to First Chicago of a portion of their interests in the Working Capital Loans, in substitution and replacement of the Replacement Working Capital Notes, as amended, issued in connection with the Second Amendment to Working Capital Loan Agreement dated as of September 8, 1995, together with any and all renewals, extensions, amendments and changes of, or substitutions for, said note; collectively, the "Working Capital Notes."
                                                    ---------------------

     SECTION 2.  THE WORKING CAPITAL LOAN.
                 ------------------------

          (a) Terms of the Working Capital Loan.   Subject to the terms and
              ----------------------------------
conditions of this Agreement, each Lender agrees to make advances to Borrower (such advances are called the "Advances") from time to time during the
                               --------
Commitment Period, in an aggregate principal amount not to exceed its Loan Share of the Commitment. Advances under the Working Capital Loan shall be evidenced by the Working Capital Notes. So long as an Event of Default or an Unmatured Event of Default has not occurred, during the Commitment Period Borrower may borrow, repay and reborrow under the Working Capital Notes in accordance with
Section 2(b) below. The entire outstanding principal balance of, together with accrued interest on, the Working Capital Loan shall be due and payable on June 30, 1998.

          (b)  Borrowing Procedures.
               ---------------------

               (i) Each Request for Advance under the Working Capital Loan shall be in the form of Exhibit C attached hereto and shall be
                                  ---------
          submitted to the Agent on or before 11:00 a.m. Denver, Colorado time on the Business Day immediately preceding the day such Advance is requested to be made. Upon receipt of a Request for Advance, the Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. Denver time on the next Business Day, each Lender shall make available to the Agent the amount of such Lender's Loan Share of the amount specified in the Request for Advance in immediately available funds; provided, however, that the Lenders shall not be obligated to
                 -----------------
          make any Advance to Borrower that would result in the aggregate unpaid principal balance outstanding under the Working Capital Notes exceeding the Commitment. If all conditions precedent to such Advance have been met, Agent will on the date requested make such Advance available to Borrower in immediately available funds at Agent's office in Denver, Colorado.

               (ii) Each Advance under the Working Capital Loan shall be in an amount of at least $100,000 or such lesser amount equal to the unadvanced portion of the Working Capital Loan. Each Advance shall be evidenced by the Working Capital Notes.

               (iii) All Advances requested by Borrower shall be made pro rata by each Lender in proportion to such Lender's Loan Share.

          (c) The Loan Date.  The initial Advance under the Working Capital
              --------------
Loan shall be made on a date and at a time (the "Loan Date") selected by
                                                 ---------
Borrower, but in no event earlier than the time all conditions of lending described in Sections 4(a) and 4(b) below have been satisfied or waived by the Lenders.

          (d) Computation and Payment of Interest; Late Payment Rate.
              -------------------------------------------------------

               (i) Interest on the Working Capital Loan shall accrue daily and shall be computed on the basis of a year of 365 or 366 days, as appropriate. Interest on the Working Capital Loan shall be payable in arrears on the last day of each Fiscal Quarter, beginning December 31, 1996.

               (ii) Notwithstanding anything to the contrary contained in this Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to three percentage points above the Adjusted Prime Rate (the "Late Payment
                                                                ------------
          Rate)", until paid, and shall be due and payable immediately.
          ----

          (e) Payments by Borrower.  All payments of principal and interest
              ---------------------
hereunder shall be made at the Agent's offices at 1740 Broadway, Denver, Colorado 80274-8699 (or at such other place as the Agent shall have designated to Borrower in writing at least one Business Day prior to the due date or prepayment date, as the case may be) by 12:00 noon Denver time on the date due or the date of prepayment (as the case may be) in immediately available funds and without set-off or counterclaim or deduction of any kind. If any payment to be made by Borrower hereunder or under the Working Capital Notes shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest and fees in respect of such payment.

          (f) Payments to Lenders.  Each payment by Borrower to the Agent on
              --------------------
account of principal of and interest on the Working Capital Loan or otherwise hereunder shall be distributed the same day in like funds as received from Borrower by Agent pro rata according to the Loan Share of each Lender in like funds; provided that in the event Agent receives less than the aggregate amount
       -------- ----
due to all Lenders on any day, Agent shall distribute ratably to each Lender in the case of any payment, the portion of the aggregate amount received by Agent on such day multiplied by the Loan Share of such Lender.

          (g)  Optional Payments.
               ------------------

          During the Commitment Period, Borrower may make optional payments on the outstanding principal balance of the Working Capital Loan without penalty or premium, at any time, and from time to time, in integral multiples of $100,000, or such lesser amount equal to the then outstanding principal balance, together with accrued interest on the principal amount so paid. Borrower shall give the Agent one Business Day's notice in advance of any optional payment on the Working Capital Loan.

          (h) Mandatory Payments.  If at any time, or from time to time, a
              -------------------
Borrowing Base Deficiency exists, Borrower shall, within three Business Days after Agent on behalf of Lenders gives written notice of such fact to Borrower pursuant to Section 6 hereof, make a mandatory prepayment to Agent for distribution to Lenders in the principal amount of such Borrowing Base Deficiency, together with all accrued and unpaid interest on, and fees related to, the principal amount so prepaid, unless Borrower has satisfied the condition set out in Section 6(a) hereof. Any such prepayment of principal under this
Section 2 shall be applied pro rata in accordance with each Lender's Loan Share to the unpaid principal balance of the Working Capital Loan thereof until the Working Capital Loan is paid in full.

          (i)  Fees.
               -----

               (i) During the Commitment Period, Borrower shall pay to the Lenders an unused commitment fee on the average daily difference between the Commitment and the aggregate outstanding principal amount under the Working Capital Notes, at an annual rate of one-half of one percent (0.5%), payable quarterly in arrears, with the first such payment due December 31, 1996 (for the period from the date hereof through December 31, 1996) and ending on the last day of the Commitment Period.

               (ii) The fee for each Letter of Credit shall be an amount equal to the greater of 1.0% per annum of the face amount of such Letter of Credit, or $250. The Agent shall retain for its own account annually the first $250.00 of the Letter of Credit fee for each Letter of Credit, and shall promptly remit to each Lender pro rata according to the Loan Share of such Lender, the Letter of Credit fee actually received in excess of $250.00. The first year's fee shall be payable by Borrower at the time a Letter of Credit is issued. Subsequent annual fees shall be due and payable on the anniversary date of the applicable Letter of Credit. Annual fees shall be prorated for any period less than a year that any Letter of Credit remains outstanding pursuant to the terms of such Letter of Credit other than as the result of one or more draws thereunder.

          (j) Adjustments.  If any Lender (a "benefitted Lender") shall at any
              ------------
time receive any payment of all or part of its Working Capital Loan, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 12(c), or otherwise), in a greater proportion than its Loan Share, such benefitted Lender shall purchase for cash from the other Lender such portion of such other Lender's Working Capital Loan, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with the other Lender; provided, however, that if all or any portion of such excess payment or
        --------  -------
benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a portion of another Lender's Working Capital Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (k) Increased Capital.  If either (A) the introduction of or any
              ------------------
change in or in the interpretation of any law or regulation after the date hereof (and excluding any new laws or changes presently known to Agent even if they have not yet become effective) or (B) compliance by Issuer or any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Issuer or any Lender or any corporation controlling Issuer or any Lender and Issuer or such Lender determines that the amount of such capital is increased by or based upon the existence of the Letters of Credit or similar contingent obligations or the existence of the Revolver Commitment and other commitments of this type then, upon demand by Issuer or such Lender, Borrower shall immediately pay to Issuer or such Lender, from time to time as specified by Issuer or such Lender, additional amounts sufficient to compensate Issuer or such Lender in light of such circumstances, to the extent that Issuer or such Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of Letters of Credit or the Revolver Commitment. Issuer or such Lender claiming compensation under this Section 2(k) shall provide Borrower with a certificate setting forth in reasonable detail the amount payable to Issuer or such Lender, the reason for the additional compensation and the calculation of the additional compensation.

  SECTION 3.  LETTERS OF CREDIT.
              -----------------

          (a) Issuance of Standby Letters of Credit.  Each request of Borrower
              --------------------------------------
for the issuance of a Letter of Credit hereunder shall be on the form of the application for issuance of a Letter of Credit attached hereto as Exhibit L,
                                                                  ---------
properly completed, and shall be received by the Issuer at least three Business Days prior to the date of proposed issuance. Upon receipt of an application for the issuance of a Letter of Credit and upon meeting the Conditions of Lending set forth in Section 4 hereof, the Issuer shall issue standby Letters of Credit during the Commitment Period, and such Letters of Credit shall be issued in such amounts and under such circumstances as the Issuer deems appropriate consistent with its existing policies. Notwithstanding anything to the contrary set forth herein, the Issuer shall not be obligated to issue, extend or amend any Letter of Credit such that the Letter of Credit (i) would result in an aggregate unpaid principal balance outstanding under the Working Capital Notes (including, without limitation, the face amount of any other Letters of Credit that are still in effect) which exceeds the Commitment, or
(ii) has an expiration date later than the Commitment Period.

          (b) Payments Treated as an Advance.  Each payment by the Issuer under
              -------------------------------
any outstanding Letter of Credit shall be deemed to be an Advance bearing interest at the Adjusted Prime Rate from the date of such payment, shall be entitled to all of the benefits of the Security Documents and shall be subject to all terms of this Agreement. Each Lender, upon receipt of a written advice of any payment under a Letter of Credit, shall make available to the Agent for the account of the Issuer, whether or not the conditions of lending set forth in
Section 4 have been complied with, an amount in immediately available funds equal to its Loan Share of the amount of the drawing, whereupon the Lenders shall each be deemed to have made an Advance. A written advice(s) setting forth in reasonable detail the amounts owing under this Section 3, submitted by Issuer to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

          (c) Restriction on Liability.  None of the Issuer, the Agent, any of
              -------------------------
the Lenders or their respective correspondents shall be responsible for:

               (i) the use which may be made of any Letter of Credit or for any actions or omissions of the beneficiary of any Letter of Credit;

               (ii) the existence or nonexistence of a default under any instrument secured or supported by any Letter of Credit or any other event which gives rise to a right to call upon any Letter of Credit;

               (iii) the validity, sufficiency or genuineness of any document delivered in connection with any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, fraudulent or forged;

               (iv) except as specifically required by a Letter of Credit, failure of any instrument to bear any reference or adequate reference to any Letter of Credit, or failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any draft on the reverse of any Letter of Credit or to surrender or take up any Letter of Credit; or

               (v) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless, or otherwise.

The Issuer, the Agent and the Lenders shall not be responsible for any act, error, neglect or default, omissions, insolvency or failure in the business of any of the correspondents of the Issuer, for any refusal by the Issuer or any of its correspondents to pay or honor drafts drawn under any Letter of Credit because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter in force, or for any matter beyond the control of such Person. The happening of any one or more of the contingencies referred to in the preceding clauses of this Section shall not affect, impair or prevent the vesting of any of the rights or powers of the Issuer, the Agent and the Lenders under this Agreement or the obligation of Borrower to make reimbursements hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, Borrower agrees that any action, not contrary to the terms of any Letter of Credit, which is taken by Issuer in issuing such Letter of Credit or by any correspondent of Issuer under or in connection with such Letter of Credit shall be binding on Borrower and shall not put Issuer or any of Issuer's correspondents under any resulting liability to Borrower unless it is the result of such Person's gross negligence or willful misconduct and Borrower makes a like agreement as to any inaction or omission on the part of Issuer or any of its correspondents unless it is the result of such Person's gross negligence or willful misconduct.

          (d) No Duty to Inquire.  Borrower agrees that Issuer is authorized
              -------------------
and instructed to accept and pay drafts under any Letter of Credit without requiring, and without responsibility for, the determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter, other than obtaining any documents expressly required by the Letter of Credit. Borrower agrees that Issuer is under no duty to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering such document or draft or making such a demand (whether by tested telex or otherwise). Borrower agrees to hold the Issuer, the Agent and the Lenders harmless from and indemnified against any liability or claim in connection with or arising out of the foregoing provisions and the subject matter of this Section 3.

          (e) Reimbursement by Lenders.  Issuer irrevocably agrees to grant and
              -------------------------
hereby grants to each Lender, and, to induce Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuer, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Loan Share of Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by Issuer thereunder.

  SECTION 4.  CONDITIONS TO EFFECTIVENESS; CONDITIONS OF LENDING.
              --------------------------------------------------

          (a) Conditions to Effectiveness.  This Agreement shall become
              ---------------------------
effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 14(e)):

              (i) The Reorganization shall have occurred;

              (ii) All conditions to the effectiveness of the Amended and Restated Loan Agreement executed in connection with the Revolver/Term Facility, as set forth in Section 4(a) thereof, shall have been satisfied or waived;

          (iii) Except for the Partnership Distribution (as defined in the Modification Agreement referenced below) and the other elements of the Reorganization that would violate the terms of the Existing Loan Agreements but for the consent set forth in Section 1 of the Modification Agreement (the

"Modification Agreement") dated as of July 31, 1996 among the Partnership,
-----------------------
Borrower, Agent and the Lenders, no Event of Default or Unmatured Event of Default under the Existing Loan Agreements shall have occurred or be continuing, all representations and warranties contained in Section 8 of the Existing Working Capital Agreement shall be true in all material respects (except those affected by the occurrence of the Reorganization), and Borrower and the Partnership shall have satisfied in all material respects their covenants and obligations under the Modification Agreement.

From and after the Loan Date: (x) the Existing Working Capital Agreement will be automatically amended and restated to read as this Agreement reads, without further action by any party, (y) Working Capital Loans under (and as defined in) the Existing Working Capital Agreement outstanding on the Loan Date shall continue under this Agreement, and (z) the rights and obligations of the parties hereto shall be governed by the provisions hereof, and the rights and obligations of the parties to the Existing Working Capital Agreement with respect to the period prior to the Loan Date shall continue to be governed by the provisions thereof as in effect prior to the Loan Date, except that fees accrued under the Existing Working Capital Agreement to the Loan Date shall be paid on the Loan Date.

          (b) Initial Advance.   (i) Assuming the conditions for the
              ----------------
effectiveness of this Agreement set forth in Section 4(a) are satisfied, the initial Advance hereunder shall be deemed to be the Advances made under the Existing Working Capital Agreement to the Partnership that are outstanding and assumed by Borrower pursuant to the Reorganization. In addition to the conditions in Section 4(a), the Lenders shall have no obligation to make the initial Advance under the Working Capital Loan unless the Agent shall have received all of the following, at the Agent's office in Denver, Colorado, duly executed and delivered and in form and substance satisfactory to the Agent and its counsel:

                    (A) This Agreement, executed by  Borrower, the Agent and the
               Lenders;

                    (B)  The Working Capital Notes;

                    (C) Counterparts of the Security  Documents, duly executed and acknowledged by Borrower, together with the appropriate financing statements, as may be necessary or advisable under applicable law in order to perfect and maintain, to the full extent permitted by applicable law, the first priority liens and security interests created thereby;

                    (D) Evidence that the Agent has been  named as
               mortgagee/loss payee under all policies of casualty insurance, and as an additional insured under all policies of liability insurance, as required by Section 9(f);

                    (E) A certificate, dated the Loan  Date and executed by the president or a vice president of Borrower, stating the substance of Subsections 4(b)(ii)(A), (C) and (D);

                    (F) A certificate, dated the Loan  Date and executed by the
               Secretary or assistant Secretary of Borrower, which shall contain the names and signature of the officers of Borrower authorized to execute the Loan Documents on behalf of Borrower, and which shall certify to the correctness and completeness of the articles of incorporation and bylaws of Borrower, and the resolutions duly adopted by the Board of Directors of Borrower authorizing the execution of the Loan Documents and the consummation of the transactions contemplated herein and therein;

                    (G) Certificates from the Delaware Secretary of State as to the good standing of Borrower and from the Colorado Secretary of State, Borrower's principal place of business, as to Borrower's qualification to do business in such state; and

                    (H) All other documents and  assurances which the Agent
               reasonably requires or which it may reasonably request in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by proper authorities.

               (ii) The Lenders shall have no obligation to make any Advances hereunder unless the following shall be true and correct on and as of the date of such Advance:

                    (A) All representations and  warranties contained in Section
               8 and in the Security Documents shall be true on the Loan Date as if then given, and Borrower shall have performed or observed all terms, agreements, conditions and obligations hereunder and under the Security Documents to be performed or observed on or prior to the Loan Date;

                    (B) All legal matters incident to the  Working Capital Loan shall be satisfactory to counsel to the Agent, and the Agent shall have received on the Loan Date favorable opinions addressed to the Agent and the Lenders of Dorsey & Whitney LLP, and Barry Spector, Esq., co-counsel for Borrower, substantially in the form set forth in Exhibit D, together with the certificate provided
                            ---------
               for in such Exhibit, which opinions collectively shall cover the matters set forth in Sections 8(a)(i), (ii) and (iii), (b), (c),
               (d), (e), (r) and (s), and such other matters as the Agent or its counsel may reasonably request;

                    (C) No Event of Default or Unmatured  Event of Default shall have occurred and be continuing or would result from the making of the requested Advance; and

                    (D) Since December 31, 1995, there  has been no material
               adverse change in the business, financial position or results of operations of the Partnership, as assigned to and assumed by Borrower pursuant to the Reorganization.

          (c)  Subsequent Advances.  The obligation of the Lenders to make
               --------------------
subsequent Advances under the Working Capital Loan as set forth in Section 2 and issue Letters of Credit is subject to satisfaction of the conditions set forth in such Section and the following conditions precedent:

               (i) The Agent shall have received (with an executed copy for each of the Lenders), a certificate, dated the date of the requested Advance or issuance of the Letter of Credit, and executed by the president or a vice president of Borrower, stating the substance of Subsections 4(b)(ii)(A), (C) and (D);

               (ii) All representations and warranties contained in Section 8 hereof and in the Security Documents shall be true on the date of such requested Advance as if then given, and Borrower shall have performed or observed all terms, agreements, conditions and obligations hereunder and under the Security Documents to be performed or observed on or prior to the date of such requested Advance;

               (iii) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Advance;

               (iv) Since December 31, 1995, there has been no material adverse change in the business, financial position or results of operations of Borrower as assigned by the Partnership to and assumed by Borrower pursuant to the Reorganization;

               (v) All legal matters relating to the Loan Documents, such Advance and the consummation of the transactions contemplated thereby shall be reasonably satisfactory to the Agent's counsel; and

               (vi) Such Advance shall not be prohibited by any laws or any regulation or order of any court or governmental authority or agency and shall not subject the Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

   SECTION 5.  BORROWING BASE.
               --------------

          (a)  Initial Borrowing Base.   During the period from the date hereof
               -----------------------
to the first Determination Date, the Borrowing Base shall be $7,500,000.

          (b)  Information.  Within 10 days of the end of each calendar month,
               ------------
commencing November 10, 1996, Borrower shall submit to the Agent, a "Borrowing
                                                                     ---------
Base Certification," which shall be substantially in the form of Exhibit E
------------------                                               ---------
hereto, incorporating the requested information as of the end of the month for the immediately preceding calendar month as to Borrower's Eligible Receivables, Prepaid Natural Gas, Eligible Product Inventory Value, Net Eligible Exchange Balances and Cash Collateral and such other information requested by the Agent, all in form and substance acceptable to the Agent relating to the Collateral, to be used by the Lenders in determining the Borrowing Base.

          (c) Subsequent Determinations of Borrowing Base.  (i) Subject to the
              --------------------------------------------
other provisions of this Section 5(c), the Borrowing Base shall be designated on each Determination Date (as defined below) as the amount equal to the sum of:

                    (A) eighty percent (80%) of the Eligible  Receivables, plus

                    (B) eighty percent (80%) of the Prepaid Natural Gas, plus

                    (C) eighty percent (80%) of the Eligible  Products Inventory
               Value, plus

                    (D) eighty percent (80%) of the Net  Eligible Exchange
               Balances, plus

                    (E) one hundred percent (100%) of the Cash  Collateral

          as set forth in the Borrowing Base Certification provided to Agent pursuant to Section 5(b); provided that if in any calendar month the
                                    --------
          Net Eligible Exchange Balances is a negative amount, then such negative amount will be deducted from the Eligible Products Inventory Value in determining the Borrowing Base for such calendar month.

               (ii) Lenders shall have five (5) days after the receipt of a Borrowing Base Certification to dispute the calculation of the Borrowing Base in such Borrowing Base Certification. If either Lender disputes the calculation it shall give Agent notice thereof within the five-day period. If Agent has received notice from any Lender of any dispute, it shall within the same five-day period notify Borrower of such dispute and of the amount of the Borrowing Base as recalculated by the Lenders. The amount of the Borrowing Base as so recalculated by the Lenders and set forth in such notice shall take effect on the date specified therein which may not be earlier than the date on which such notice is received by Borrower and shall continue in effect until the next Determination Date. Any such recalculation shall be made by the Lenders in good faith based on the information in such Borrowing Base Certification and any other information available to the Lenders at the time in question regarding the Eligible Receivables, Prepaid Natural Gas, Eligible Product Inventory, Eligible Product Inventory Value, Net Eligible Exchange Balances and Cash Collateral.

          The date on which the Borrowing Base is so designated either by Agent or by operation of the Borrowing Base Certification if Agent does not give timely notice objecting thereto, shall be called a "Determination
                                                                   -------------
          Date".  A Determination Date may occur during the period between the
          ----
          date on which a Request for Advance is submitted and the day on which such Advance is to be made. Until the Borrowing Base has been determined pursuant to this Section 5(c) for any period, the Borrowing Base shall be the amount determined pursuant to this Section 5 for the immediately preceding period.

               (iii) If Borrower does not furnish to the Agent the information required by Section 5(b) by the date specified therein, the Agent may designate the Borrowing Base at any amount which the Lenders determine based on the relevant information then available to the Lenders and the Agent. The Agent may redesignate the Borrowing Base from time to time thereafter until the Lenders receive the required information, whereupon a new Borrowing Base shall be determined as described above.

  SECTION 6.  BORROWING BASE DEFICIENCY.  If the aggregate unpaid principal
              -------------------------
amount outstanding under the Working Capital Notes plus the aggregate face amount of all outstanding Letters of Credit exceeds the Borrowing Base then in effect (the "Borrowing Base Deficiency"), Borrower shall take one of the
             -------------------------
following actions following receipt of notice from the Agent of the existence of such Borrowing Base Deficiency:

          (a) Add Additional Collateral.  Within 3 Business Days following
              --------------------------
receipt of such notice from the Agent, provide sufficient additional collateral or security for the Working Capital Loan, in form and substance acceptable to the Lenders in their sole discretion; or

          (b) Repay Excess Debt.  Within 3 Business Days following receipt of
              ------------------
such notice from the Agent, make a mandatory prepayment on the Working Capital Loan in accordance with Section 2(h) in an amount equal to the Borrowing Base Deficiency.

Failure of Borrower to comply with this Section 6 shall be an immediate Event of Default.

  SECTION 7.  SECURITY.  The repayment of the Working Capital Loan and the
              --------
Working Capital Notes and all extensions and renewals thereof, and the performance of all obligations of Borrower hereunder, shall be secured by the Security Documents.

     SECTION 8.  REPRESENTATIONS AND WARRANTIES.  Borrower represents and
                 ------------------------------
warrants to the Agent and each Lender that:

          (a)  Existence.
               ----------

               (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in Arkansas, Colorado, Kentucky, Tennessee, Texas and West Virginia and in every other jurisdiction in which the nature of its business or the ownership of its assets requires such qualification and failure to so qualify could have a material adverse effect on Borrower, its business, operations, assets, property, prospects or condition (financial or otherwise);

               (ii) Each of the Restricted Subsidiaries and Related Persons other than Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and is qualified to do business in every jurisdiction in which the nature of its business or the ownership of its assets requires such qualification and failure to so qualify could have a material adverse effect on Borrower or such Person, its business, operations, assets, property, prospects or condition (financial or otherwise);

               (iii) Each Related Person and Restricted Subsidiary has the power and authority to own the property which it owns and to carry on its business as such business is now conducted; and

               (iv) Each Related Person and Restricted Subsidiary has all franchises, permits, licenses and similar agreements necessary to carry on its business as now conducted, and has not received any notices of default or termination under any of such agreements.

          (b) Non-Contravention.   The execution, delivery and performance by
              ------------------
the Borrower of this Agreement, and the other Loan Documents and the borrowings hereunder and the consummation of the transactions contemplated herein and therein will not conflict with the articles of incorporation, bylaws or other organizational or governing documents of any Related Person or Restricted Subsidiary, or conflict with or result in any breach of any mortgage, lien, lease, agreement, instrument, order, judgment, decree, law, rule, regulation or any other restriction of any kind or character to which any Related Person or Restricted Subsidiary is a party or is subject or by which any Related Person or Restricted Subsidiary or its properties are bound or affected or result in the creation or imposition of any lien, charge or encumbrance upon any property of any Related Person or Restricted Subsidiary.

          (c) Third Party Authorization.   No consent, approval, exemption,
              --------------------------
authorization or order of or other action by, and no notice to or filing with, any court or governmental authority or third party is required by any Related Person or Restricted Subsidiary in connection with the execution, delivery or performance by Borrower of this Agreement, or any other Loan Document or to consummate any transactions contemplated hereby or thereby.

          (d) Authorization; Binding Effect.  Borrower has full power and
              ------------------------------
authority to enter into this Agreement and the other Loan Documents. The execution and delivery of this Agreement, and the other Loan Documents, and the performance and observance of their terms, conditions and obligations, have been duly authorized by all necessary action by Borrower. This Agreement and the Working Capital Notes are, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

          (e) Litigation.   Except as disclosed in Exhibit F attached hereto,
              -----------                          ---------
there are no actions, suits, proceedings or claims against any Related Person or Restricted Subsidiary or any of their respective properties pending or, to the knowledge of Borrower, threatened before any court or by or before any governmental instrumentality, which could have a material adverse effect on the business, operations, property, prospects or condition (financial or otherwise) of any Related Person or Restricted Subsidiary or the ability of Borrower to perform its obligations under this Agreement, or any of the other Loan Documents. There exists no default or breach by any Related Person or Restricted Subsidiary with respect to any order, writ, injunction, decree or demand of any court or governmental instrumentality, nor does the execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents result in any such default or breach.

          (f) Taxes.   Each Related Person and Restricted Subsidiary has filed
              ------
all required tax returns and paid all taxes and other governmental charges or levies imposed upon or against it or its properties, including the Security Agreements and the Collateral, or profits before the same became in default, except those being contested in good faith and by appropriate proceedings, for which adequate reserves have been set up by such Person, and for which there is no risk of loss of any of the Collateral.

          (g) Liens.   All property and assets of Borrower are free and clear of
              ------
all liens and encumbrances except (i) the liens permitted by Section 10(b) hereof, and (ii) the lien in connection with the litigation described in Exhibit
                                                                         -------
F attached hereto.
-

          (h) Names and Places of Business.   No Related Person or Restricted
              -----------------------------
Subsidiary has been known by, or used any other corporate, partnership, trade, or fictitious name. The chief executive office and principal place of business of Borrower (and, prior to the Reorganization of the Partnership) have been located at the address of Borrower set out in Section 14(b) for at least the four months immediately preceding the date hereof. The places where Borrower keeps its books and records concerning the Collateral is at Borrower's address set forth for notices in Section 14(b), and has been there for at least the four months immediately preceding the date hereof.

          (i) Use of Proceeds.  The proceeds of the Working Capital Loan shall
              ----------------
be used solely for working capital purposes of Borrower and the issuance of standby Letters of Credit pursuant to the terms of this Agreement. In no event shall funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes.

          (j) Other Obligations.  No Related Person or Restricted Subsidiary
              ------------------
has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to such Person or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements.

          (k) Full Disclosure.  No certificate, statement, report or other
              ----------------
information delivered herewith or heretofore by any Related Person or Restricted Subsidiary to Agent or the Lenders in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to such Person necessary to make the statements contained herein or therein not materially misleading as of the date made or deemed made. There is no fact known to any Related Person or Restricted Subsidiary that has not been disclosed to the Agent or the Lenders in writing that could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise).

          (l) Margin Stock.  No Related Person or Restricted Subsidiary is
              -------------
engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System).

          (m) ERISA.  Neither Borrower nor any member of its Controlled Group
              ------
maintains, or has ever maintained any ERISA Plan. Borrower and the members of its Controlled Group are in compliance with ERISA and the Code in all material respects as to all employee benefit plans maintained by Borrower and the members of its Controlled Group. Neither Borrower nor any member of its Controlled Group is, or has ever been, required to contribute to, or has, or has ever had, any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Neither the Borrower nor any member of its Controlled Group has ever represented, promised, or contracted (whether in oral or written form) to any current or former employee (either individually or as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with any employee welfare benefits (within the meaning of Section 3(1) of ERISA) following retirement or termination of employment. All members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the Code.

          (n) Security Documents.  The warranties and representations contained
              -------------------
in the Security Documents are true and correct in all material respects.

          (o) Compliance with Laws.   Each Related Person and Restricted
              ---------------------
Subsidiary is in material compliance with all laws, rules and regulations, and determination of any arbitrator or governmental authority applicable to or binding upon it or any of its property or to which it or any of its property is subject.

          (p) Financial Condition.   The Initial Financial Statements fairly
              --------------------
present the Partnership's financial position at the date thereof and the results of the Partnership's operations and cash flows for the period thereof. Since December 31, 1995, there has been no material adverse change in the business, financial position or results of operations of the Partnership, as assigned to and assumed by Borrower pursuant to the Reorganization.

          (q) Environmental Matters.   (i) The operations of each Related Person
              ----------------------
and Restricted Subsidiary comply in all material respects with all federal, state or local laws, statutes, rules, regulations, and all administrative orders, licenses, authorizations and permits of any governmental authority, relating to environmental or public health and safety; (ii) none of the operations of any Related Person or Restricted Subsidiary is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment; (iii) no Related Person or Restricted Subsidiary has (and to the best knowledge of Borrower, nor has any other person) filed any notice under any federal, state or local law indicating that such Person is responsible for the release into the environment, or the improper storage, of any material amount of any hazardous or toxic waste, substance or constituent or that any such waste, substance or constituent has been released, or is improperly stored, upon any property of such Person; and
(iv) no Related Person or Restricted Subsidiary otherwise has any known material contingent liability in connection with the release into the environment, or the improper storage, of any such waste, substance or constituent.

          (r) Investment Company Act.   No Related Person or Restricted
              -----------------------
Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (s) Public Utility Holding Company Act.   No Related Person or
              -----------------------------------
Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t) Title to Properties; First Priority Security Interest.   Each
              ------------------------------------------------------
Related Person or Restricted Subsidiary has good and indefeasible title to all of their respective material properties and assets, free and clear of all liens except those permitted by Section 10(b) hereof. As of the date hereof, the Agent, on behalf of the Lenders has a perfected first priority lien or security interest in all of the Collateral.

          (u) Subsidiaries of Borrower and of Related Persons.  Borrower does
              ------------------------------------------------
not presently have any Subsidiaries or own any stock or equity interest in any corporation, partnership, joint venture or association, except as set forth in Exhibit G hereto.
---------

          (v) Location of Inventory.  The location of all of Borrower's
              ----------------------
Products and inventory is set forth in Exhibit H hereto.
                                       ---------

          (w) Eligibility of Items Included in Borrowing Base.  Borrower
              ------------------------------------------------
represents and covenants to and with the Agent and Lenders that each item included in a Borrowing Base Certificate at any time and from time to time is one of the following: an Eligible Receivable, Prepaid Natural Gas, Eligible Product Inventory, an Eligible Exchange Balance or Cash Collateral.

          (x) Reorganization.  Borrower represents and warrants to the Agent
              ---------------
and each Lender that:

              (i) The execution, delivery and performance by the Partnership and Borrower of all documents executed in connection with the Reorganization and the consummation of the transactions contemplated by the Reorganization will not conflict with the articles of incorporation, bylaws or other organizational or governing documents of any Related Person or Restricted Subsidiary, or conflict with or result in any breach of any mortgage, lien, lease, agreement, instrument, order, judgment, decree, law, rule, regulation or any other restriction of any kind or character to which any Related Person or Restricted Subsidiary is a party or is subject or by which any Related Person or Restricted Subsidiary or its properties are bound or affected or result in the creation or imposition of any lien, charge or encumbrance upon any property of any Related Person or Restricted Subsidiary.

              (ii) No consent, approval, exemption, authorization or order of or other action by, and no notice to or filing with, any court or governmental authority or third party is required by any Related Person or Restricted Subsidiary in connection with the execution, delivery or performance by the Partnership and Borrower of the documents executed in connection with the Reorganization or to consummate any transactions contemplated by the Reorganization, except such consents, approvals, exemptions, authorizations, orders or actions the failure of which to obtain or take would not have a material adverse effect on the transactions contemplated by the Reorganization, or subsequent to consummation thereof, the business, assets or financial condition of Borrower;

              (iii) Borrower and the Partnership have full power and authority to enter into all of the documents executed in connection with the Reorganization. The execution and delivery of such documents, and the performance and observance of their terms, conditions and obligations, have been duly authorized by all necessary action by Borrower and the Partnership. All such documents have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrower and the Partnership, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights;

               (iv) At the consummation of the Reorganization and as of the date hereof, there does not exist against the Partnership or its assets any judgment, lien, encumbrance, burden or claim of any kind that attached to the assets of the Partnership assigned to Borrower in connection with the Reorganization except liens and encumbrances existing as a result of the Existing Loan Agreements, and except liens and encumbrances permitted by Section 10(b) hereof;

               (v) Upon consummation of the Reorganization the Lenders received and continue to have a perfected first priority lien and security interest in the assets assigned to Borrower by the Partnership;

               (vi) Prior to consummation of the Reorganization, the Partnership obtained all necessary consents, permissions and approvals by third parties or governmental authorities in connection with the transfer of the assets of the Partnership to Borrower and the transfer of all governmental permits and licenses held by the Partnership in connection with the operation of its business, except to the extent that the failure to obtain any such consent, permission or approval would not have a material adverse effect on the business, assets or financial condition of Borrower, and the Partnership obtained all necessary waivers of preferential and similar rights of third parties to purchase any portion of such assets;

               (vii) Except for the Partnership Distribution and the other elements of the Reorganization that would violate the terms of the Existing Loan Agreements but for the consent set forth in Section 1 of the Modification Agreement, no Event of Default or Unmatured Event of Default under the Existing Loan Agreements has occurred or is continuing, all representations and warranties contained in Section 8 of the Existing Working Capital Loan Agreement are true in all material respects (except those affected by the occurrence of the Reorganization), and Borrower and the Partnership have satisfied in all material respects their covenants and obligations under the Modification Agreement; and

               (viii) No order has been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of the Modification Agreement that restrains or prohibits the Reorganization or which remained in effect at the time of the Reorganization and the other transactions contemplated by the Modification Agreement.

     SECTION 9.  AFFIRMATIVE COVENANTS.  Until payment in full of the Working
                 ---------------------
Capital Loan and termination of all Commitments by the Lenders to make Advances hereunder, without the prior written consent of the Required Lenders:

          (a) Payment and Performance of Working Capital Loan.   Borrower shall
              ------------------------------------------------
duly and punctually pay or cause to be paid in lawful money of the United States, the principal and interest on the Working Capital Loan upon the dates, at the place and in the manner set forth in Section 2 hereof, and perform and observe all other obligations of Borrower under this Agreement and the other Loan Documents.

          (b) Financial Statements.   Each of the Related Persons and Restricted
              ---------------------
Subsidiaries shall keep proper books of record and account in which full, true and correct entries will be made of all business, dealings and affairs in accordance with GAAP, and Borrower shall deliver to the Agent sufficient copies for each Lender, at Borrower's expense and in an acceptable format:

               (i) Within 120 calendar days after the end of each Fiscal Year, complete audited annual financial statements of Borrower, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, and presented on both a Consolidated and Consolidating basis, together with an unqualified opinion, based on an audit conducted by Price Waterhouse or other independent certified public accountants selected by Borrower and acceptable to the Lenders, stating that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise required due to changes in GAAP);

               (ii) Within 45 calendar days after the end of each calendar month, an unaudited monthly income statement, balance sheet and statement of cash flows for the subject month, prepared in reasonable detail and in accordance with GAAP and presented on both a Consolidated and Consolidating basis;

               (iii) Together with delivery of each of the financial statements described in Subsection (i) and (ii) above, a certificate signed by the president or chief financial officer of Borrower in the form of

          Exhibit I attached hereto, stating that he or she has read this
          ---------
          Agreement and made all other necessary investigations, attesting to the authenticity of such financial statements, showing the calculation of and compliance with the financial covenants contained in this Agreement, and stating that in making the examination and reporting on such financial statements, he or she concluded that there did not exist any condition or event at the end of such Fiscal Year or at the time of such certificate which constituted an Event of Default or an Unmatured Event of Default, or, if such condition or event existed, specifying the nature and period of existence of any such condition or event;

               (iv) As soon as available, and in any event within 10 days after the end of each month, a Borrowing Base Certification as provided in
          Section 5(b);

               (v) Within 30 days after the same are filed, copies of all financial statements, registration statements and regular, periodical or special reports that any Related Person may make to, or file with, the Securities and Exchange Commission or any stock exchange; and

               (vi) Within 30 days, such additional financial and other information as any of the Agent or either of the Lenders may from time to time reasonably request, including without limitation reasonable detail with respect to the information provided on an aggregate basis.

          (c)  Preservation of Existence, Etc.   (i) Borrower shall maintain in
               --------------------------------
full force and effect Borrower's existence as a corporation and its good standing under the laws of the State of Delaware and its right to transact business in the States of Arkansas, Colorado, Kentucky, Tennessee, Texas and West Virginia; and (ii) each Related Person and Restricted Subsidiary shall maintain its good standing under the laws of the state of its formation and its right to transact business in all states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states and failure to so qualify could have a material adverse effect on such Person or on Borrower, or on Borrower's business, property, prospects, assets, operations or condition (financial or otherwise).

          (d)  Maintenance of Property.  Borrower shall maintain, preserve,
               ------------------------
protect and keep in good repair and in good working order and condition the Collateral; and each Related Person and Restricted Subsidiary shall maintain all other properties, real or personal, used or useful in its business in good repair and in good working order and condition.

          (e)  Payment of Other Obligations.
               -----------------------------

               (i) Each Related Person and Restricted Subsidiary shall duly and punctually pay and discharge (A) all taxes, assessments and other governmental charges assessed against or imposed upon or with respect to such Person or its properties or assets prior to the date when they shall become delinquent unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have been established in accordance with GAAP and there is no risk of loss of any of the Collateral; (B) all charges for labor, materials and supplies which if unpaid might become a lien against any part of the property of such Person unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have been established in accordance with GAAP and there is no risk of loss of any of the Collateral; and (C) all federal and state social security, worker's compensation and similar taxes, payments and contributions for which such Person may be liable, before the same become delinquent unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have been established in accordance with GAAP and there is no risk of loss of any of the Collateral; and

               (ii) duly and punctually pay all Debt obligations (principal and interest), including without limitation, accounts payable and lease obligations, unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.

          (f) Insurance.   Each Related Person and Restricted Subsidiary shall
              ----------
keep all of its insurable property, real and personal, adequately insured at all times against fire and against such other risks as are customarily insured against by similar businesses of a comparable size, and fully insure against its employer's and public liability risks in financially sound and reputable insurance companies, all in such amounts and upon such terms and conditions, including deductibles, consistent with industry standards. Each insurance policy covering Collateral shall be endorsed (i) to provide for payment of losses to the Agent for the benefit of the Lenders as its interests may appear,
(ii) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen days prior notice to the Agent, (iii) to provide for any other matters specified in any applicable Security Document or which the Lenders or the Agent may reasonably require; (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured, and (v) business interruption insurance in an amount equal to the cost of operating Borrower's business as reasonably determined by Borrower for a six-month period, which may change from time to time depending upon Borrower's costs of operation at the time in question. Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers. A true and complete list of all currently existing insurance of Borrower has been furnished to the Agent prior to the date hereof. It is understood, and Agent and Lenders agree, that based on existing circumstances Borrower has no obligation to insure inventory.

          (g) Inspection of Property, Books and Records; Confidentiality
              ----------------------------------------------------------
Agreement.   Borrower shall permit the Agent's and any Lender's duly authorized
----------
officers, employees and agents to inspect (and make copies of or abstracts therefrom) the Collateral and the other property, books and records of Borrower and to discuss Borrower's affairs, finances and accounts with Borrower's officers and its independent accountants, and furnish any other data which the Agent or any Lender may reasonably request, all at the expense of Borrower and at any reasonable time and as often as the Agent or any Lender may reasonably request; provided that Borrower shall not be liable for expenses arising out of
         -------- ----
the gross negligence or willful misconduct of the inspecting party; provided,
                                                                    --------
further, that Borrower shall not be required to give access to any party
-------
inspecting the property subject to any of the Mortgages, if such inspecting party refuses or is unwilling or unable to comply with the reasonable safety requirements of Borrower relating to the property to be inspected. Each Lender agrees that, until the occurrence of an Event of Default, it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person and Restricted Subsidiary, including without limitation any environmental information or reports pertaining to the property subject to the Mortgages; provided, however, that this restriction shall not
                          --------  -------
apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to such Lender's external auditors, (iv) is disclosed to such Lender's affiliates', agents or attorneys, or (v) is furnished to purchasers or prospective purchasers of participations or other interests in the Working Capital Loan or the Working Capital Notes; provided that before
                                                       -------------
making the disclosures described in the immediately preceding clauses (iv) and
(v), such Lender shall direct in writing the Persons to whom such proprietary information is to be disclosed to comply with the confidentiality provisions set forth in this Section 9(g). Borrower agrees that if either Lender breaches its confidentiality agreement contained in this Section 9(g), Borrower's exclusive remedy shall be an action for actual damages and such breach shall not be asserted in any action for payment hereunder or under the Working Capital Notes or in a foreclosure of any of the Security Documents.

          (h) Notices.   Borrower shall give written notice to the Agent within
              --------
3 days after a Responsible Person becomes aware of any of the following:

               (i) Any material adverse change in the business, property, prospects, assets, operations or condition (financial or otherwise), of Borrower, any other Related Person or any Restricted Subsidiary;

               (ii) Any Event of Default or Unmatured  Event of Default;

               (iii) The institution of any litigation or other proceeding before any governmental body or official against any Related Person or any Restricted Subsidiary or any of their respective assets and any developments in any pending litigation or other proceeding before any governmental body or official that could materially affect Borrower, such Related Person or such Restricted Subsidiary, its business, property, prospects, assets, operations or condition (financial or otherwise);

               (iv) Any existing or pending investigation or inquiry by any governmental authority in connection with any applicable Environmental Laws (as such term is defined in the Mortgages);

               (v) The institution of, or material development in, any litigation affecting any of the Collateral, or any other dispute or claim that could have a material adverse effect on any of the Collateral or the calculation of the Borrowing Base;

               (vi) Any fact that causes or may cause the Agent, on behalf of the Lenders, or the Lenders to fail to have a valid, enforceable and perfected first priority lien on or security interest in any of the Collateral, except as expressly permitted by this Agreement or the Security Documents and except as a result of the acts or omissions of the Agent or either Lender; or

               (vii) The shut-down of any natural gas liquids processing facility owned or leased by Borrower for a period of 48 consecutive hours or more or of any planned shut-down of any such facility that is expected to be in effect for a period of 48 consecutive hours or more (notice of any actual shut-down shall be given to Agent within 24 hours after the occurrence thereof and notice of any such planned shut-down shall be given to Agent in advance).

          (i) Compliance with Laws.  Each Related Person and Restricted
              ---------------------
Subsidiary shall comply in all material respects with all applicable laws, statutes, rules and regulations of the United States and of any state or municipality, and of any official, arbitrator or governmental authority, in respect of the conduct of business and ownership of property by such Person.

          (j) Further Assurances.  Borrower shall promptly and, insofar as not
              -------------------
contrary to applicable law, at Borrower's own expense, (i) file and refile in such offices, at such times and as often as may be reasonably necessary, every instrument and every amendment thereto, and take such other action, as may be reasonably necessary or desirable to create, perfect, maintain and preserve all liens and security interests intended to be created by Borrower under the Security Documents in favor of the Agent for the benefit of the Lenders or in favor of the Lenders and to protect and preserve the rights and remedies of the Agent and the Lenders thereunder, (ii) furnish to the Agent evidence reasonably satisfactory to the Agent of all such filings and refilings, (iii) otherwise do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created by the Security Documents as a lien on real property and fixtures and a security interest in personal property and fixtures, and (iv) pay all fees and expenses (including counsel fees) incident to this Agreement and in compliance with this Section. In addition, Borrower covenants and agrees that if all or any part of the Working Capital Loan becomes subject to the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as it may be amended from time to time, or other governmental regulation requiring appraisals, surveys or similar requirements as to all or any part of the Collateral, Borrower shall promptly provide the Agent and the Lenders with any appraisals, surveys or other items required to have the Working Capital Loan be in compliance with all applicable state and federal laws, at its sole cost and expense.

          (k) Current Ratio.  Borrower (excluding Restricted Subsidiaries)
              --------------
shall maintain a Current Ratio of not less than 1.1 to 1.0.

          (l) Funded Debt to Total Capitalization.  Borrower's Funded Debt
              ------------------------------------
(excluding Restricted Subsidiaries) shall not exceed 60% of its Total Capitalization.

          (m) Tangible Net Worth.  Borrower (excluding Restricted Subsidiaries)
              -------------------
shall maintain a Tangible Net Worth equal to or greater than the sum of $38,000,000 plus 50 percent of consolidated net income determined in accordance with GAAP and earned by Borrower after September 30, 1996 (but excluding any net losses).

          (n) Fixed Charge Coverage Ratio.   Borrower (excluding Restricted
              ----------------------------
Subsidiaries) shall maintain a Fixed Charge Coverage Ratio, determined as of the end of any month commencing with October 31, 1996, calculated on a rolling twelve month basis, of not less than 1.5.

          (o) Environmental Matters.   No Related Person or Restricted
              ----------------------
Subsidiary shall cause or permit the use or storage of Hazardous Substances or Solid Waste (as such terms are defined in the Mortgages) on, in or in connection with such Persons's properties or disposal of Hazardous Substances or Solid Waste from such Person's properties, except in full compliance with all Environmental Laws (as such term is defined in the Mortgages), or make any use of such Person's properties that results in any requirement that such Person apply for or obtain a permit under RCRA (as such term is defined in the Mortgages) or other Environmental Law for the treatment, storage or disposal of Hazardous Substances or Solid Waste. Borrower covenants and agrees to keep or cause each Related Person's properties to be kept free of any Hazardous Substances or Solid Waste except in full compliance with all Environmental Laws, and, promptly upon the discovery that the presence of any such substance on any of their respective properties is not in full compliance, to remove the same (or if removal is prohibited by law, to take whatever action is required by law) at Borrower's sole expense.

  SECTION 10. NEGATIVE COVENANTS.  Until payment in full of the Working
              ------------------
Capital Loan and termination of all Commitments by the Lenders to make advances hereunder, neither Borrower, any Restricted Subsidiary nor any of the other Related Persons shall, without the prior written consent of the Required
Lenders:

          (a) Debt.   Create, incur, assume or permit to exist any Debt, except:
              -----

               (i) The Working Capital Loan and the  Revolver/Term Facility;

               (ii) Debt incurred to finance the acquisition or construction by Borrower of one or more projects consistent with Borrower's covenant contained in Section 10(e) hereof and for which recourse is limited to the property included in the project and is non-recourse to Borrower and the Collateral;

               (iii) Obligations under leases, whether capital or operating leases, provided that the obligations payable in any one year do not,
                  -------- ----
          in the aggregate, exceed $2,000,000;

               (iv) Debt incurred pursuant to Borrower's or any Related Person's hedging activities related to such Person's line of business in the futures or commodities market such that (A) the liability under open lines of credit to finance futures contracts, commodities and/or options contracts does not exceed

          $1,000,000 in the aggregate at any one time outstanding, and (B) recourse is limited to Borrower's or any Related Person's position in futures contracts; and

               (v) Current accounts and charges, payable or accrued, incurred in the ordinary course of Borrower's or any Related Person's business.

          (b)  Liens.  Create, assume or permit to exist any mortgage, pledge,
               ------
security interest, lien or other encumbrance upon any Related Person's properties or assets, whether now owned or hereafter acquired, real or personal, except:

               (i)  The Security Documents;

               (ii) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

               (iii) Operator's, mechanic's, workmen's, materialmen's and other like liens arising in the Ordinary Course of Business in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on such Person's books and for which there is no risk of loss of any of the Collateral;

               (iv) Liens or encumbrances, if any, permitted by the Security Documents;

               (v) Liens securing Debt permitted by  Section 10(a) above; and

               (vi) Debt incurred by MarkWest Resources, Inc. to Colorado National Bank, a national banking association, for borrowed money.

          (c)  Guaranty Obligations.  Assume, guarantee, endorse or otherwise
               ---------------------
become or be contingently liable (by direct or indirect agreement, contingent or otherwise, or by operation of law, to provide funds for payment, to supply funds to, or otherwise invest in, a debtor, or otherwise assure a creditor against loss) for the Debt, obligation, undertaking or other liability of any other Person, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to any undertaking of any other Person, except (i) guarantees by Borrower of Debt incurred by MarkWest Resources, Inc. in connection with San Juan and Piceance Basin projects, so long as such guarantees do not exceed $1,000,000 in the aggregate at any one time (copies of each such guarantee shall be provided to Agent within ten days after execution), (ii) the guarantee by Borrower contained in Section 2.5 of the Participation, Ownership and Operating Agreement for West Shore Processing Company, LLC dated May 2, 1996, (iii) the Secured Guarantees dated May 2, 1996 executed by MarkWest Michigan, L.L.C. as Manager of West Shore Processing Company LLC and Basin Pipeline,

L.L.C. in favor of Bank of America Illinois, and (iv) endorsements of negotiable instruments for deposit or collection and similar transactions in the ordinary course of its business.

          (d) Loans and Advances.   Make any loans or advances to any Person,
              -------------------
except for (i) accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business; (ii) as part payment in the Ordinary Course of Business on its ordinary equipment rental, repair, replacement and operating needs, or (iii) loans and advances to officers and employees of Borrower to the extent and in the amount reflected in
Exhibit J.
---------

          (e) Limitation on Investments and New Businesses.  (i) Make any
              ---------------------------------------------
expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the Ordinary Course of Business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with gas processing and gathering, gas liquids fractionation, gas and gas liquids marketing, MTBE manufacturing, refining and marketing and gasoline blending and oil and gas exploration and production, (iii) make any capital contributions to Restricted Subsidiaries in excess of $5,000,000, (iv) make any acquisitions of or capital contributions to or other investments in any Person other than Restricted Subsidiaries unless the following conditions are satisfied: (A) the investment is in a Person engaged in any of the businesses described in (e)(ii) above, and (B) Agent has received 10 days' advance notice of such investment. Notwithstanding the foregoing, the Related Persons may make (1) investments in open market commercial paper, maturing within 365 days after acquisition thereof, which has a credit rating of at least A-2 or P-2 by either Standard & Poor's Corporation or Moody's Investors Service, Inc., (2) marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, and (3) demand deposits, time deposits (including certificates of deposit), repurchase agreements, Eurodollar time deposits or bankers' acceptances, maturing in each case within 12 months from the date of deposit thereof, with a domestic office of any Lender.

          (f) Mergers and Consolidations.   Merge or consolidate into or with
              ---------------------------
any Person, or sell, lease, convey, transfer or otherwise dispose of all or a substantial part of its assets to or with any Person, except: (i) a merger or consolidation in connection with the acquisition by Borrower of property or facilities as a result of a stock or equity transaction in the ordinary course of its business and after the consummation of which Borrower is the surviving entity; (ii) a merger or consolidation of any Consolidated Subsidiary of the Borrower with or into the Borrower, provided that the Borrower shall be the
                                    --------
continuing or surviving corporation; in both cases, so long as no Event of Default or Unmatured Event of Default has occurred or is continuing or would be caused by the consummation of such merger or consolidation and Agent receives within 10 days after such merger or consolidation a certificate from the chief financial officer or any Vice President of Borrower that Borrower is in compliance with the provisions of this Agreement.

          (g) Location of Inventory.   Borrower shall not store any of its
              ----------------------
Products or inventory except at the locations described in Exhibit H hereto
                                                           ---------
without giving the Agent notice of
a change within 30 days thereof and the execution of any and all Security Documents the Agent and its counsel deem necessary or desirable to grant a perfected first priority lien in favor of Agent for the benefit of the Lenders in such Products or inventory; notwithstanding the foregoing, Borrower shall not, under any circumstances, store any of its Products or inventory in a location outside of the United States.

          (h) Burdensome Undertakings.  Undertake, or become contractually
              ------------------------
bound to undertake, any action not in the Ordinary Course of Business that could materially adversely affect Borrower or its business, properties, prospects, assets, operations or condition (financial or otherwise).

          (i) Change in Location of Business.  Move its place of business or
              -------------------------------
chief executive office or the place where Borrower keeps its books and records concerning the Collateral (including, without limitation, the records with respect to its accounts and contract rights), from one state to another without giving the Agent 45 days' prior written notice of the proposed new location thereof.

          (j) Restricted Distributions.  (i) Make any dividends or
              -------------------------
distributions of assets, or (ii) declare or pay any cash or liquidating distribution or dividends or (iii) make any other distribution to any of its shareholders, or (iv) redeem, purchase or otherwise acquire any shares of the capital stock of the Borrower, or (v) prepay, purchase or redeem, any subordinated indebtedness of Borrower, or (vi) issue any securities or capital stock or any options, warrants, rights or other agreements to issue any such securities other than the following:

              (x) Dividends paid in common stock of Borrower; and

              (y) As to any Subsidiary of Borrower, the foregoing restrictions of this Section 10(j) shall not apply.

          (k) Disposition of Assets.  Sell, transfer, lease, exchange or
              ----------------------
otherwise dispose of any of its assets, real or personal, except as follows:

              (i) sales, transfers, leases, exchanges or other dispositions of assets by Borrower or any other Related Person or Restricted Subsidiary in the Ordinary Course of Business; and

              (ii) sales, transfers, leases, exchanges or other dispositions of assets by Borrower and the other Related Persons or Restricted Subsidiaries not in the Ordinary Course of Business, so long as such transaction is on fair and reasonable terms and the proceeds from all such transactions do not exceed $250,000 in the aggregate in any calendar year.

          (l) ERISA.  Establish, maintain or contribute to any ERISA Plans or
              ------
incur any obligation to contribute to any "multiemployer plan" as defined in
Section 4001 of ERISA or
represent, promise, or contract (in oral or written form) to any current or former employee (individually or as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with any employee welfare benefits (as defined in Section 3(1) of ERISA) following retirement or termination of employment.

          (m) Use of Proceeds.   Use any funds from the Working Capital Loan
              ----------------
directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities.

          (n) Transactions with Affiliates.   Enter into any transaction with
              -----------------------------
any Affiliate, except any transaction that is in the ordinary course of such Person's business and that is upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Person.

          (o) Contracts; Take-or-Pay Agreements.   Amend, modify or terminate
              ----------------------------------
the Columbia Contracts in any manner or permit any of them to be amended or modified or any term waived by any party thereto or assign any of its rights thereunder, unless: (x) the Agent and the Lenders have been notified by the Borrower of such proposed amendment, modification or termiation, (y) the Lenders had an opportunity to review such proposed amendment, modification or termination and (z) the Lenders have consented to such amendment, modification or termination, which consent shall not be unreasonably wihtheld. Enter into any "take-or-pay" contract or other contract which requires it to pay for oil, gas, other hydrocarbons or other minerals prior to taking delivery thereof, provided that Borrower may enter into such contracts so long as the term thereof
--------
does not exceed one year, and provided further that Borrower may enter into such
                              -------- -------
contracts if the products purchased thereunder are needed by the associated facility at the time of delivery thereof. Examples of permitted contracts include (i) futures contracts to hedge (but not speculate) against future changes in prices and (ii) reciprocal exchange agreements or back to back contracts in which Borrower avoids the cost of all or a portion of the cost of transportation of natural gas or natural gas liquids (in this subsection called "gas and liquids") processed by it by exchanging such gas and liquids for gas and liquids processed by others which are closer in location to Borrower's ultimate purchaser. Examples of prohibited contracts include: (1) essentially speculative contracts entered into primarily in hopes of benefitting from price changes and (i) providing for the purchase of gas and liquids not covered by a back to back contract permitting an exchange or sale thereof within 180 days after the date of purchase or (ii) providing for the purchase of gas and liquids that will not be consumed in Borrower's operations within 180 days after the purchase thereof; and (2) contracts for the future sale or purchase of gas or liquids that are not for the purpose of facilitating the ultimate sale of gas or liquids owned, distributed or processed by Borrower. Notwithstanding the foregoing provisions of this section, Borrower may enter into speculative contracts not related to Borrower's operations primarily in hopes of benefitting from price changes so long as the aggregate liability (including contingent or potential liability) and costs of Borrower thereunder do not exceed $1,250,000 at any time.

          (p) Amendments to Organizational Documents.  Amend the articles and
              ---------------------------------------
by-laws of Borrower or any other organizational documents of any Related Person or Restricted Subsidiary.

 SECTION 11.  EVENTS OF DEFAULT.  The occurrence of any of the following
              -----------------
shall constitute an event of default ("Event of Default") hereunder:
                                       ----------------

          (a) Non-Payment.  Failure by Borrower to (i) pay any installment of
              ------------
principal of, or interest on, the Working Capital Notes, any fees or other amounts payable hereunder or under the Working Capital Notes or any of the Security Documents within three Business Days after its due date, or (ii) comply with the provisions of Section 6 within the 3-day period set forth therein.

          (b) Certain Defaults.  Failure by Borrower to perform or observe any
              -----------------
term, covenant, agreement, condition or provision contained in any of Sections 9(c)(ii), (g), (h), (k), (l), (m) or (n), or Sections 10(a) through (p), inclusive.

          (c) Other Defaults.  Failure by Borrower to perform or observe any
              ---------------
other covenant, agreement, condition or provision contained in this Agreement or in the Working Capital Notes (which covenant, agreement, condition or provision is not included in Subsection 11(a) or (b)) and such failure continues unremedied for a period of 30 days.

          (d) Representation or Warranty.  Any representation or warranty of
              ---------------------------
the Borrower, whether contained in this Agreement or in any certificate or other writing required or contemplated by this Agreement or in the Security Agreement, shall be false or misleading in any material respect as of the date made or deemed made.

          (e)  Security Documents.
               -------------------

               (i) Occurrence of any of the events of default defined in any of the Security Documents.

               (ii) Any of the Security Documents shall for any reason (other than pursuant to the terms thereof or as a direct result of any act or omission of Lenders or Agent) cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority lien and security interest, subject only to those matters expressly permitted by Section 10(b) hereof or by the applicable Security Document.

               (iii) Failure by Borrower to perform or observe any term, covenant, agreement, condition or provision contained in the Security Agreement.

          (f) Judgments.   Any money judgment, writ or warrant of attachment, or
              ----------
similar process in an amount of $250,000 (in the aggregate) or more shall be entered or filed against any Related Person or Restricted Subsidiary or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 30 calendar days, or in any event later than five calendar days prior to the date of any proposed sale thereunder.

          (g) Insolvency.  Any Related Person or Restricted Subsidiary shall
              -----------
become insolvent, admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed and shall not be discharged within 30 calendar days after such appointment.

          (h) Bankruptcy, Etc..  Bankruptcy, insolvency, reorganization or
              -----------------
liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against any Related Person or Restricted Subsidiary (except for an involuntary petition against any Related Person or Restricted Subsidiary, which shall not constitute an Event of Default if such petition is vacated or dismissed within 15 Business Days after the filing thereof), or any order, judgment or decree shall be entered against any Related Person or Restricted Subsidiary decreeing its dissolution or division.

          (i) Cross-Default.   Any event of default shall occur as to any other
              --------------
agreement now or hereafter existing relating to extensions of credit to any Related Person or Restricted Subsidiary by the Lenders or any of them, including without limitation the Revolver/Term Facility, or by any third party, including without limitation, any extension of credit to MW Michigan, Inc. or its Subsidiaries, or any event which with the passage of time or giving of notice, or both, would permit the holder or holders of such indebtedness to cause such indebtedness to be declared to be due and payable prior to its stated maturity.

          (j) ERISA.   An employee benefit plan that is intended to be qualified
              ------
under the Code shall lose its qualification, and the loss can reasonably be expected to impose on the Controlled Group liability (for additional taxes to Plan participants, or otherwise) in the aggregate amount of $250,000 or more; any member of the Controlled Group engages in or becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under Section 4975 of the Code might reasonably be expected to exceed $100,000; a violation of
Section 404 or 405 of ERISA or Section 401(a)(2) of the Code that can be reasonably expected to expose the Controlled Group to liability in excess of $250,000; any member of the Controlled Group is assessed a tax under Section 4980B of the Code or is liable for failure to comply with the Section 4980B notice and continuation coverage requirements that can be reasonably expected to result in liability to the Controlled Group in excess of $250,000; any member of the Controlled Group is assessed a penalty under Section 502(c)(2) of ERISA or
Section 6652(e) of the Code that can be reasonably expected to expose the Controlled Group to liability in excess of

$250,000; or any combination of the foregoing events that involves potential liability in excess of $250,000.

          (k) Loan Documents.   This Agreement, the Working Capital Notes, or
              ---------------
any of the other Loan Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, except as a direct result of the acts or omissions of the Agent or the Lenders.

          (l) Material Adverse Change.   Any material adverse change occurs in
              ------------------------
Borrower's financial condition or business or operations (including, without limitation, any material adverse change caused by Borrower becoming subject to any statute, regulation or order of any governmental authority after the date hereof).

          (m) Change in Control.   John Fox and the members of his immediate
              ------------------
family cease to own collectively at least twenty-five percent (25%) of the issued and outstanding voting stock of Borrower.

          (n) Columbia Contracts.   Any of the Columbia Contracts shall cease to
              -------------------
be in full force and effect for any reason except in conformity with Section 10(o) hereof.

          (o) Regulatory Change.   There shall be any legislative action by any
              ------------------
local, state or federal agency or other governmental entity resulting in any regulatory control of Borrower's operations, the result of which has or could have, in Lenders' reasonable opinion, a significant financial impact on, or control of, its financial condition.

  SECTION 12. REMEDIES.
              --------

          (a) Automatic Acceleration of Loan.   Upon the occurrence of any Event
              -------------------------------
of Default specified in Section 11(g) or (h), the obligation of the Lenders to make Advances under the Working Capital Loan shall automatically terminate and the unpaid principal amount of the Working Capital Loan and all interest and other amounts payable hereunder, under the Working Capital Notes or any of the Security Documents, shall automatically become due and payable without further act of the Agent or the Lenders.

          (b) Optional Acceleration of Loan.   Upon the occurrence of any Event
              ------------------------------
of Default (other than those specified in Section 12(a) above), the Agent, at the direction of Lenders whose Loan Shares aggregate 66-2/3 percent, may, from time to time, do any or all of the following:

               (i) Declare all or any part of the Working Capital Loan to be forthwith due and payable, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower;

               (ii) Declare the Commitments terminated;

               (iii) With respect to any and all contingent, unmatured or unliquidated obligations of Borrower hereunder, including without limitation any and all outstanding Letters of Credit, declare and require that cash in an amount equal to the aggregate outstanding amount of all such obligations be immediately paid over, pledged and delivered to the Agent on behalf of the Lenders to be held as Cash Collateral for such obligations; and

               (iv) Proceed with every remedy provided for herein or in the Working Capital Notes, the Security Documents or any contract, agreement or undertaking supplemental hereto and the Lenders shall have, without limitation, all of the rights of a secured party under the Uniform Commercial Codes as then in effect with respect to any security then held for the Loans.

     The enforcement of any rights of the Agent and the Lenders as to the security for the Loans shall not affect the rights of the Agent or the Lenders to enforce payment of the Working Capital Loan against Borrower and to recover judgment against Borrower for any portion thereof remaining unpaid.

          (c) Setoff.  Upon the occurrence of any Event of Default, each Lender
              -------
shall have the right at any time and from time to time, without prior notice to Borrower (which notice is hereby waived by Borrower to the fullest extent permitted by law), to setoff and apply any debt owing to Borrower by such Lender, including without limitation, any deposits (general or special, time or demand, provisional or final) now or hereafter maintained by Borrower with such Lender, against any and all obligations of Borrower now or hereafter existing under this Agreement or any of the other Loan Documents, although such obligations may be contingent or unmatured, and for such purpose Borrower hereby grants a security interest in and assigns to each Lender all such deposit accounts.

  SECTION 13. THE AGENT.
              ---------

          (a) Appointment.  Each Lender hereby irrevocably designates and
              ------------
appoints Norwest as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Norwest as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          (b) Delegation of Duties.   The Agent may execute any of its duties
              ---------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          (c) Exculpatory Provisions.   Neither the Agent nor any of its
              -----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person or entity under or in connection with this Agreement or any other Loan Document (except for its or such Person's or entity's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any representative thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Working Capital Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          (d) Reliance by Agent.   The Agent shall be entitled to rely, and
              ------------------
shall be fully protected in relying, upon any Working Capital Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Working Capital Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Working Capital Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Working Capital Notes.

          (e) Notice of Default.   The Agent shall not be deemed to have
              ------------------
knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders.

          (f) Non-Reliance on Agent and Other Lenders.   Each Lender expressly
              ----------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Working Capital Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          (g) Indemnification.   The Lenders agree to indemnify the Agent in its
              ----------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Working Capital Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing;

provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Working Capital Notes and all other amounts payable hereunder.

          (h) Agent and Lenders in Their Individual Capacity.   Each of the
              -----------------------------------------------
Agent, the Lenders and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Person was not the Agent and/or Lender, as the case may be, hereunder and under the other Loan Documents. With respect to Advances made by it and any Working Capital Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          (i) Successor Agent.  The Agent may resign as Agent upon 10 days'
              ----------------
notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Working Capital Notes, other than to give notice of the appointment of such successor agent to Borrower. Borrower is entitled to rely upon the existing Agent until Borrower has received notice of the appointment of a successor agent. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          (j) Borrower Entitled to Rely on Agent.  Borrower shall be entitled
              -----------------------------------
to rely upon the Agent's written actions and representations.

  SECTION 14. MISCELLANEOUS.
              -------------

          (a) No Waiver; Cumulative Remedies.  No delay on the part of the
              -------------------------------
Agent or any Lender in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right, power, privilege, or remedy hereunder preclude any other or further exercise of such right, power, privilege, or remedy hereunder or the exercise of any other right, power or privilege or remedy. The rights and remedies of the Agent and the Lenders contained herein are cumulative and not exclusive of any right or remedy which the Agent and the Lenders shall otherwise have pursuant to the Security Documents, the Working Capital Notes or applicable law. The obligations of Borrower contained herein are cumulative, and compliance by Borrower with any covenant shall not excuse compliance by Borrower with any other covenant.

          (b) Notices.  All notices given hereunder shall be in writing, shall
              --------
be given by certified mail, return receipt requested, overnight courier service, telecopy, facsimile or copy delivered by hand, and, (i) if mailed, shall be deemed received three Business Days after having been deposited in a receptacle for United States mail, postage prepaid, (ii) if delivered by overnight air courier service, shall be deemed received one Business Day after having been deposited with such overnight air courier service, postage prepaid, and (iii) if delivered by telex, telecopy or hand delivery, shall be deemed received on the day the notice is sent, in each case addressed as follows:

               If to Borrower, to:

               MarkWest Hydrocarbon, Inc.
               5613 DTC Parkway, Suite 400
               Englewood, Colorado  80111
               Attention: Finance Department
               Fax. No.: (303) 290-8769

               If to the Lenders, to:

               Norwest Bank Colorado, National Association
               1740 Broadway
               Denver, Colorado  80274-8699
               Attention:  Energy and Minerals Group
               Fax. No.: (303) 863-5196

               First American National Bank
               6000 Poplar Avenue
               Memphis, Tennessee  38119
               Attention:  National Accounts
               Fax. No.: (901) 762-5665

               N M Rothschild and Sons Limited
               New Court, St. Swithin's Lane
               London, England EC4 P 4DU
               Fax No.:  071-280-5139

               With a copy to:
               Rothschild Denver Inc.
               3020 Republic Plaza
               370 Seventeenth Street
               Denver, CO  80202
               Fax No.:  (303) 607-0998

               The First National Bank of Chicago
               One First National Plaza
               Mail Suite 0363
               Chicago, IL 60670
               Attention: William J. Clifford, Jr.
               Fax No.: (312) 732-3055

               If to the Agent, to:

               Norwest Bank Denver, National Association
               1700 Broadway
               Denver, Colorado  80274-8699
               Attention:  Energy and Minerals Group
               Fax. No.: (303) 863-5196

Any party may, by written notice so delivered to the others, change the address or facsimile number to which delivery shall thereafter be made.

          (c) Counterpart Execution.   This Agreement may be executed in any
              ----------------------
number of counterparts which together will be but one and the same instrument. This Agreement shall become effective whenever each party shall have signed at least one counterpart.

          (d) Governing Law; Entire Agreement.   THIS AGREEMENT AND THE WORKING
              --------------------------------
CAPITAL NOTES SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF COLORADO AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. Such documents and any other Loan Documents, together with the Security Documents, constitute and incorporate the entire agreement between the Agent, the Lenders and Borrower concerning the subject matter hereof and thereof, and supersede and cancel any prior or contemporaneous agreements, verbal or written, between the Agent, the Lenders and Borrower concerning the subject matter hereof and thereof.

          (e) Amendments and Waivers.  No waiver of any provision of this
              -----------------------
Agreement, the Working Capital Notes, or any of the Security Documents, and no consent with respect to any departure by Borrower therefrom, shall be in writing and signed by the Agent, at the direction of the Required Lenders. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Agent and the Required Lenders. All consents, waivers and other action to be taken by the Lenders hereunder shall only be taken upon approval of the Required Lenders. Any waiver shall be effective only in the specific instance and for the specific purpose for which given. Any consent or approval contemplated herein by the Required Lenders or the Lenders may be granted or withheld in the sole discretion of such Persons.

          (f) Costs, Expenses and Indemnity.   Borrower shall reimburse and pay
              ------------------------------
the Agent, the Issuer and the Lenders for all fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses, the costs of the Agent's inspection of the Collateral and the costs and expenses of title or lien searches and filing and recording fees and expenses), reasonably incurred or expended in connection with (i) the preparation, execution and delivery of this Agreement, the Working Capital Notes and the other Loan Documents, (ii) the enforcement of this Agreement, the Working Capital Notes and the other Loan Documents and any amendments, waivers or modifications of such documents, (iii) the breach by Borrower of any representation or warranty contained in this Agreement, the Security Documents or any other Loan Document, (iv) the failure by Borrower to perform any agreement, covenant, condition, indemnity or obligation contained in this Agreement, the Security Documents or any other Loan Document, (v) the Agent's or the Lenders' exercise of any of their rights and remedies under this Agreement, the Security Documents and the other Loan Documents, or (vi) the protection of the Collateral and the liens thereon and security interests therein. Borrower shall indemnify, defend and hold harmless the Agent, the Issuer and each Lender and persons or entities owned or controlled by or affiliated with such Persons and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and
                                                       -----------------
collectively called "Indemnified Parties") from and against, and reimburse and
                     -------------------
pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including, without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Collateral through any cause whatsoever, (b) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in this Agreement, the Security Documents or any other Loan Documents, (c) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or with this Agreement, the Security Documents or any other Loan Documents, and (d) subject to the exceptions and limitations contained in the Security Agreements, the violation of or failure to comply with any statute, law, rule, regulation or order now existing or hereafter occurring, including without limitation, "Environmental Laws" (as defined in the Security Agreements) and statutes, laws, rules, regulations and orders relating to "Hazardous Substances" (as defined in the Security Agreements). The foregoing indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that or another Indemnified Party or a successful suit by Borrower against such Indemnified Party. If Borrower and the Indemnified Party are jointly named in any action covered by this Section 14, the Indemnified Party shall cooperate in the defense of such action to the extent its own rights or defenses are not compromised thereby. Subject to the exceptions and limitations contained in the Security Agreements, the foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Agreement or the Security Documents, but shall survive such release, foreclosure or termination and the repayment of the Loans. Any amount to be paid hereunder by Borrower to the Agent, the Issuer or any Lender or for which Borrower has indemnified an Indemnified Party shall be a demand obligation owing by Borrower to the Agent, the Issuer or such Lender and shall bear interest at the Late Payment Rate until paid, and shall constitute a part of the Working Capital Loan and be indebtedness secured by the Security Documents.

          (g) Inconsistent Provisions; Severability.   In case of any
              --------------------------------------
irreconcilable conflict between the provisions of this Agreement and those of the Security Documents and the Working Capital Notes, the provisions of this Agreement shall govern. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents shall not in any way affect or impair the legality or enforceability of the remaining provisions of each of the Loan Documents.

          (h) Incorporation of Exhibits and Schedules.   All Exhibits and
              ----------------------------------------
Schedules attached to this Agreement are a part hereof and are incorporated herein for all purposes.

          (i) Amendment of Defined Instruments.   Unless the context otherwise
              ---------------------------------
requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

          (j) References and Titles.   All references in this Agreement to
              ----------------------
Exhibits, Schedules, Sections and Subsections and other subdivisions refer to the Exhibits, Schedules, Sections and Subsections and other subdivisions of this Agreement unless expressly provided otherwise. Headings are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

          (k) Calculations and Determinations.   Unless otherwise expressly
              --------------------------------
provided herein or unless the Lenders otherwise consent, all financial statements and reports furnished to the Agent or the Lenders hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

          (l) Usury.   It is not intended hereby to charge interest at a rate in
              ------
excess of the maximum rate of interest that the Agent and the Lenders may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rates provided for herein shall be adjusted to the maximum permitted under applicable law during the period or periods that any of the interest rates otherwise provided herein would exceed such rate and any excess amount applied at the Lenders' option to reduce the outstanding principal balance of the Working Capital Loans or to be returned to Borrower.

          (m) Waiver of Right to Trial by Jury.   EACH PARTY TO THIS AGREEMENT
              ---------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (b) IN ANY WAY CONNECTED WITH OR RELATED TO INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO

OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (n) Successors and Assigns.  This Agreement shall be binding upon and
              -----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not transfer or assign any of its rights or obligations hereunder without the Agent's, the Issuer's and each of the Lenders' prior written consent. The Working Capital Note, this Agreement and any other Loan Document may be endorsed, assigned, or transferred in whole or in part by any Lender, and any subsequent holder and assignee of same shall succeed to and be possessed of the rights of such Lender under such documents to the extent transferred and assigned; provided however, that such endorsement,
                                 -------- -------
assignment or transfer shall not be binding upon Borrower until Borrower has received written notice of such endorsement, assignment or transfer.

          (o) Term of Agreement.  Except as set forth in Section 14(f), this
              ------------------
Agreement shall continue in full force and effect so long as any indebtedness or other obligation of Borrower to the Lenders remains unpaid or outstanding or Borrower has any right to Advances hereunder.

          (p) Jurisdiction.  At the option of the Agent or the Lenders, an
              -------------
action may be brought to enforce this Agreement in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all guarantors hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement.

          (q) Assignment.  Norwest, First American and Rothschild hereby assign
              -----------
and transfer to First Chicago, without any warranties either express or implied, a sufficient part of all their rights, title and interest in, to and under the Existing Working Capital Agreement, the Loans, the Working Capital Notes and all other Loan Documents, so that all such rights shall be owned and held by Lenders on the date hereof in the following percentages:

                    Norwest         25%
                    First American  25%
                    Rothschild      25%
                    First Chicago   25%

     EXECUTED to be effective as of the day and year first above written.

                             MARKWEST HYDROCARBON, INC.



                             By:
                                ---------------------------------------
                                  John M. Fox,
                                  President



                             By:
                                ---------------------------------------
                                  Rita E.  Harvey,
                                  Director of Finance and Treasurer


                             NORWEST BANK COLORADO,
                               NATIONAL ASSOCIATION,
                               individually and as Agent



                             By:
                                ---------------------------------------
                                  Thomas M. Foncannon,
                                  Vice President

                             FIRST AMERICAN NATIONAL BANK



                             By:
                                --------------------------------
                                  David C. May,
                                  Executive Vice President

                             N M ROTHSCHILD AND SONS LIMITED,
                              a company organized and existing under
                              the laws of England



                              By:______________________________
                              Name: ________________________
                              Title: _________________________


                              By:______________________________
                              Name: ________________________
                              Title: __________________________

                              THE FIRST NATIONAL BANK OF CHICAGO



                              By:______________________________
                              Name: ________________________
                              Title: _________________________

                                  Exhibit A-1
                                  -----------

                        SUBSTITUTE WORKING CAPITAL NOTE
                        -------------------------------


$1,875,000.00                                            Denver, Colorado
                                                         October __, 1996

  MARKWEST HYDROCARBON, INC., a Delaware corporation ("Borrower"), the successor
                                                       --------
to MarkWest Hydrocarbon Partners, Ltd., a Colorado limited partnership (the

"Partnership"), with an address of 5613 DTC Parkway, Suite 400, Englewood, CO
------------
80111, for value received, hereby promises to pay to the order of Norwest Bank Colorado, National Association (successor to Norwest Bank Denver, National Association), a national banking association ("Lender"), on or before June 30,
                                               ------
1998, the principal sum of One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000.00), or so much thereof as may be advanced by Lender pursuant to the Amended and Restated Working Capital Loan Agreement of even date, between Borrower, Norwest Bank Colorado, National Association, individually and as agent, First American National Bank, N M Rothschild and Sons Limited and The First National Bank of Chicago (the "Loan Agreement"), together
                                                     --------------
with interest on the outstanding unpaid principal amount at the Adjusted Prime Rate, as provided in the Loan Agreement.

  This Note is one of the notes referred to in the Loan Agreement as the Working Capital Notes, and is issued pursuant to, and is subject to the terms and provisions of, the Loan Agreement. This Note is issued in substitution, replacement and rearrangement, but not in extinguishment or discharge, of the Replacement Working Capital Notes dated September 8, 1995, as amended by the First Allonge to Working Capital Note dated as of May 31, 1996, in connection with the assumption by Borrower of all of the obligations and business of the Partnership and the assignment by Norwest, First American and Rothschild to First Chicago of a portion of their interests in the Loan. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement. All references herein to the "Loan Agreement" refer to such agreement as such agreement may be amended from time to time.

  The entire outstanding principal balance of this Note shall be due and payable on or before June 30, 1998 (unless payable sooner pursuant to the terms of the Loan Agreement) together with accrued and unpaid interest thereon. Interest shall accrue daily, shall be payable on the last day of each calendar quarter, commencing September 30, 1995 and at the maturity of this Note, and shall be calculated on the basis of a 365 or 366-day year, as appropriate. All payments of principal and interest hereof shall be made as provided in the Loan Agreement in immediately available funds and without set-off or counterclaim or deduction of any kind.

  Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the Late Payment Rate and shall be immediately due and payable.

                                      A-1-1

  It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Lender may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Lender's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

  This Note is secured by, and the holder of this Note is entitled to the benefits of the Security Documents described in the Loan Agreement, and the liens and security interests under the Security Documents that secure the obligations under this Note are hereby ratified and confirmed in all respects and remain in full force and effect. Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

  Lender shall maintain a record of all advances hereunder and all payments made on this Note and letters of credit issued under this Note until Lender has been repaid in full; provided, however that the failure, error or omission by Lender
                -----------------
to maintain such a record shall not diminish or otherwise affect the obligation of Borrower to repay the amount outstanding hereunder and any other amounts due to Lender.

  If Borrower fails to pay any amount due under this Note and Lender has to take any action to collect the amount due or to exercise its rights under this Note or the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the Obligations or to foreclose the Security Documents or to enforce Lender's rights under the Security Documents, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by the holder hereof, including without limitation the fees and disbursements of attorneys for the holder hereof.

  Borrower, and all endorsers, sureties and guarantors of this Note, hereby severally waive demand, presentment for payment, notice of dishonor, notice of acceleration or intent to accelerate, protest, notice of protest, diligence in collecting and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver by Lender of any payment or other right under this Note shall operate as a waiver of any other payment or right.

  If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction, nor shall the invalid, illegal or unenforceable provision affect or impair any other provision of this Note.

  No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by the holder hereof, and no

                                      A-1-2
exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

  Any notices given hereunder shall be in writing and shall be given as provided in the Loan Agreement.

  At the option of Lender, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all endorsers, sureties and guarantors hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement.

 THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO.

                          MARKWEST HYDROCARBON, INC.



                          By:
                             ------------------------------------
                              John M. Fox, President

                          By:
                             ------------------------------------
                              Rita E. Harvey, Director of Finance and
                               Treasurer

                                     A-1-3

                                  Exhibit A-2
                                  -----------

                        SUBSTITUTE WORKING CAPITAL NOTE
                        -------------------------------


$1,875,000.00                                                  Denver, Colorado
                                                               October __, 1996

  MARKWEST HYDROCARBON, INC., a Delaware corporation ("Borrower"), the successor
                                                       --------
to MarkWest Hydrocarbon Partners, Ltd., a Colorado limited partnership (the

"Partnership"), with an address of 5613 DTC Parkway, Suite 400, Englewood, CO
------------
80111, for value received, hereby promises to pay to the order of First American National Bank, a national banking association ("Lender"), on or before June 30,
                                                ------
1998, the principal sum of One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000.00), or so much thereof as may be advanced by Lender pursuant to the Amended and Restated Working Capital Loan Agreement of even date, between Borrower, Norwest Bank Colorado, National Association, individually and as agent, First American National Bank, N M Rothschild and Sons Limited and The First National Bank of Chicago (the "Loan Agreement"), together
                                                     --------------
with interest on the outstanding unpaid principal amount at the Adjusted Prime Rate, as provided in the Loan Agreement.

  This Note is one of the notes referred to in the Loan Agreement as the Working Capital Notes, and is issued pursuant to, and is subject to the terms and provisions of, the Loan Agreement. This Note is issued in substitution, replacement and rearrangement, but not in extinguishment or discharge, of the Replacement Working Capital Notes dated September 8, 1995, as amended by the First Allonge to Working Capital Note dated as of May 31, 1996, in connection with the assumption by Borrower of all of the obligations and business of the Partnership and the assignment by Norwest, First American and Rothschild to First Chicago of a portion of their interests in the Loan. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement. All references herein to the "Loan Agreement" refer to such agreement as such agreement may be amended from time to time.

  The entire outstanding principal balance of this Note shall be due and payable on or before June 30, 1998 (unless payable sooner pursuant to the terms of the Loan Agreement) together with accrued and unpaid interest thereon. Interest shall accrue daily, shall be payable on the last day of each calendar quarter, commencing September 30, 1995 and at the maturity of this Note, and shall be calculated on the basis of a 365 or 366-day year, as appropriate. All payments of principal and interest hereof shall be made as provided in the Loan Agreement in immediately available funds and without set-off or counterclaim or deduction of any kind.

  Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the Late Payment Rate and shall be immediately due and payable.

                                      A-2-1

  It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Lender may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Lender's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

  This Note is secured by, and the holder of this Note is entitled to the benefits of the Security Documents described in the Loan Agreement, and the liens and security interests under the Security Documents that secure the obligations under this Note are hereby ratified and confirmed in all respects and remain in full force and effect. Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

  Lender shall maintain a record of all advances hereunder and all payments made on this Note and letters of credit issued under this Note until Lender has been repaid in full; provided, however that the failure, error or omission by Lender
                -----------------
to maintain such a record shall not diminish or otherwise affect the obligation of Borrower to repay the amount outstanding hereunder and any other amounts due to Lender.

  If Borrower fails to pay any amount due under this Note and Lender has to take any action to collect the amount due or to exercise its rights under this Note or the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the Obligations or to foreclose the Security Documents or to enforce Lender's rights under the Security Documents, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by the holder hereof, including without limitation the fees and disbursements of attorneys for the holder hereof.

  Borrower, and all endorsers, sureties and guarantors of this Note, hereby severally waive demand, presentment for payment, notice of dishonor, notice of acceleration or intent to accelerate, protest, notice of protest, diligence in collecting and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver by Lender of any payment or other right under this Note shall operate as a waiver of any other payment or right.

  If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction, nor shall the invalid, illegal or unenforceable provision affect or impair any other provision of this Note.

  No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by the holder hereof, and no

                                      A-2-2
exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

  Any notices given hereunder shall be in writing and shall be given as provided in the Loan Agreement.

  At the option of Lender, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all endorsers, sureties and guarantors hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement.

 THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO.

                                         MARKWEST HYDROCARBON, INC.



                                        By:
                                           -----------------------------------
                                             John M. Fox, President

                                        By:
                                           ___________________________________
                                             Rita E. Harvey, Director of
                                               Finance and Treasurer

                                      A-2-3

                                  Exhibit A-3
                                  -----------

                        SUBSTITUTE WORKING CAPITAL NOTE
                        -------------------------------


$1,875,000.00                                                  Denver, Colorado
                                                               October __, 1996

  MARKWEST HYDROCARBON, INC., a Delaware corporation ("Borrower"), the successor
                                                       --------
to MarkWest Hydrocarbon Partners, Ltd., a Colorado limited partnership (the "Partnership"), with an address of 5613 DTC Parkway, Suite 400, Englewood, CO
------------
80111, for value received, hereby promises to pay to the order of N M Rothschild and Sons Limited, a company organized and existing under the laws of England, ("Lender"), on or before June 30, 1998, the principal sum of One Million Eight
--------
Hundred Seventy-Five Thousand Dollars ($1,875,000.00), or so much thereof as may be advanced by Lender pursuant to the Amended and Restated Working Capital Loan Agreement of even date, between Borrower, Norwest Bank Colorado, National Association, individually and as agent, First American National Bank, N M Rothschild and Sons Limited and The First National Bank of Chicago (the "Loan
                                                                         ----
Agreement"), together with interest on the outstanding unpaid principal amount
---------
at the Adjusted Prime Rate, as provided in the Loan Agreement.

  This Note is one of the notes referred to in the Loan Agreement as the Working Capital Notes, and is issued pursuant to, and is subject to the terms and provisions of, the Loan Agreement. This Note is issued in substitution, replacement and rearrangement, but not in extinguishment or discharge, of the Replacement Working Capital Notes dated September 8, 1995, as amended by the First Allonge to Working Capital Note dated as of May 31, 1996, in connection with the assumption by Borrower of all of the obligations and business of the Partnership and the assignment by Norwest, First American and Rothschild to First Chicago of a portion of their interests in the Loan. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement. All references herein to the "Loan Agreement" refer to such agreement as such agreement may be amended from time to time.

  The entire outstanding principal balance of this Note shall be due and payable on or before June 30, 1998 (unless payable sooner pursuant to the terms of the Loan Agreement) together with accrued and unpaid interest thereon. Interest shall accrue daily, shall be payable on the last day of each calendar quarter, commencing September 30, 1995 and at the maturity of this Note, and shall be calculated on the basis of a 365 or 366-day year, as appropriate. All payments of principal and interest hereof shall be made as provided in the Loan Agreement in immediately available funds and without set-off or counterclaim or deduction of any kind.

  Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the Late Payment Rate and shall be immediately due and payable.

                                     A-3-1

  It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Lender may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Lender's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

  This Note is secured by, and the holder of this Note is entitled to the benefits of the Security Documents described in the Loan Agreement, and the liens and security interests under the Security Documents that secure the obligations under this Note are hereby ratified and confirmed in all respects and remain in full force and effect. Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

  Lender shall maintain a record of all advances hereunder and all payments made on this Note and letters of credit issued under this Note until Lender has been repaid in full; provided, however that the failure, error or omission by Lender
                -----------------
to maintain such a record shall not diminish or otherwise affect the obligation of Borrower to repay the amount outstanding hereunder and any other amounts due to Lender.

  If Borrower fails to pay any amount due under this Note and Lender has to take any action to collect the amount due or to exercise its rights under this Note or the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the Obligations or to foreclose the Security Documents or to enforce Lender's rights under the Security Documents, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by the holder hereof, including without limitation the fees and disbursements of attorneys for the holder hereof.

  Borrower, and all endorsers, sureties and guarantors of this Note, hereby severally waive demand, presentment for payment, notice of dishonor, notice of acceleration or intent to accelerate, protest, notice of protest, diligence in collecting and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver by Lender of any payment or other right under this Note shall operate as a waiver of any other payment or right.

  If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction, nor shall the invalid, illegal or unenforceable provision affect or impair any other provision of this Note.

  No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by the holder hereof, and no

                                     A-3-2
exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

  Any notices given hereunder shall be in writing and shall be given as provided in the Loan Agreement.

  At the option of Lender, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all endorsers, sureties and guarantors hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement.

 THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO.

                                 MARKWEST HYDROCARBON, INC.



                                By:
                                   -----------------------------
                                      John M. Fox, President

                                By:
                                   _____________________________
                                      Rita E. Harvey, Director of Finance
                                        and Treasurer

                                      A-3-3

                                  Exhibit A-4
                                  -----------

                        SUBSTITUTE WORKING CAPITAL NOTE
                        -------------------------------


$1,875,000.00                                                  Denver, Colorado
                                                               October __, 1996

  MARKWEST HYDROCARBON, INC., a Delaware corporation ("Borrower"), the successor
                                                       --------
to MarkWest Hydrocarbon Partners, Ltd., a Colorado limited partnership (the

"Partnership"), with an address of 5613 DTC Parkway, Suite 400, Englewood, CO
------------
80111, for value received, hereby promises to pay to the order of The First National Bank of Chicago, a national banking association ("Lender"), on or
                                                           ------
before June 30, 1998, the principal sum of One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000.00), or so much thereof as may be advanced by Lender pursuant to the Amended and Restated Working Capital Loan Agreement of even date, between Borrower, Norwest Bank Colorado, National Association, individually and as agent, First American National Bank, N M Rothschild and Sons Limited and The First National Bank of Chicago (the "Loan Agreement"), together
                                                     --------------
with interest on the outstanding unpaid principal amount at the Adjusted Prime Rate, as provided in the Loan Agreement.

  This Note is one of the notes referred to in the Loan Agreement as the Working Capital Notes, and is issued pursuant to, and is subject to the terms and provisions of, the Loan Agreement. This Note is issued in substitution, replacement and rearrangement, but not in extinguishment or discharge, of the Replacement Working Capital Notes dated September 8, 1995, as amended by the First Allonge to Working Capital Note dated as of May 31, 1996, in connection with the assumption by Borrower of all of the obligations and business of the Partnership and the assignment by Norwest, First American and Rothschild to First Chicago of a portion of their interests in the Loan. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement. All references herein to the "Loan Agreement" refer to such agreement as such agreement may be amended from time to time.

  The entire outstanding principal balance of this Note shall be due and payable on or before June 30, 1998 (unless payable sooner pursuant to the terms of the Loan Agreement) together with accrued and unpaid interest thereon. Interest shall accrue daily, shall be payable on the last day of each calendar quarter, commencing September 30, 1995 and at the maturity of this Note, and shall be calculated on the basis of a 365 or 366-day year, as appropriate. All payments of principal and interest hereof shall be made as provided in the Loan Agreement in immediately available funds and without set-off or counterclaim or deduction of any kind.

  Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the Late Payment Rate and shall be immediately due and payable.

                                      A-4-1

  It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Lender may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate and any excess amount applied at Lender's option to reduce the outstanding principal balance of this Note or to be returned to Borrower.

  This Note is secured by, and the holder of this Note is entitled to the benefits of the Security Documents described in the Loan Agreement, and the liens and security interests under the Security Documents that secure the obligations under this Note are hereby ratified and confirmed in all respects and remain in full force and effect. Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

  Lender shall maintain a record of all advances hereunder and all payments made on this Note and letters of credit issued under this Note until Lender has been repaid in full; provided, however that the failure, error or omission by Lender
                -----------------
to maintain such a record shall not diminish or otherwise affect the obligation of Borrower to repay the amount outstanding hereunder and any other amounts due to Lender.

  If Borrower fails to pay any amount due under this Note and Lender has to take any action to collect the amount due or to exercise its rights under this Note or the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the Obligations or to foreclose the Security Documents or to enforce Lender's rights under the Security Documents, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by the holder hereof, including without limitation the fees and disbursements of attorneys for the holder hereof.

  Borrower, and all endorsers, sureties and guarantors of this Note, hereby severally waive demand, presentment for payment, notice of dishonor, notice of acceleration or intent to accelerate, protest, notice of protest, diligence in collecting and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver by Lender of any payment or other right under this Note shall operate as a waiver of any other payment or right.

  If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction, nor shall the invalid, illegal or unenforceable provision affect or impair any other provision of this Note.

  No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by the holder hereof, and no

                                     A-4-2
exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

  Any notices given hereunder shall be in writing and shall be given as provided in the Loan Agreement.

  At the option of Lender, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all endorsers, sureties and guarantors hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement.

 THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO.

                                      MARKWEST HYDROCARBON, INC.



                                      By:
                                         ----------------------------------
                                           John M. Fox, President

                                      By:
                                         __________________________________
                                           Rita E. Harvey, Director of
                                             Finance and Treasurer

                                     A-4-3

                                   EXHIBIT B


                         CREDIT AND COLLECTION POLICY
                          MARKWEST HYDROCARBON, INC.


CREDIT POLICY
-------------

Customers requesting credit must provide current financial statements and estimated monthly purchases. Bank and trade references are requested if the financial statements are incomplete and/or weak for additional information on the company's ability to pay. Dunn & Bradstreet reports are run to review the customer's payment history and history on the company and its officers.

The following financial ratios are calculated:

   Current Ratio                              less than     1.1 to 1
   Total Liabilities to Tangible Net Worth    greater than  4.0 to 1
   Cash Flow Coverage of Current Debt         less than     1.5 to 1
   Tangible Net Worth                         less than     $500,000

The customer must meet these criteria to establish a line of credit. However, if the customer does not meet some of these criteria, the credit committee can still elect to grant an amount of credit in line with the company's ability to pay. If no credit is extended, or if the credit limit is insufficient for the customer's needs, we will require a higher level of security such as a letter of credit or a prepayment (in the form of a certified check or wire transfer) prior to delivery of product to the customer. The plan and the terminal are notified as to which customers must prepay or who cannot pull product out.

COLLECTION POLICY
-----------------

MarkWest's standard terms are net 10 days. Aged account receivable listings are prepared a minimum of once a week. Large invoices are called prior to the due date. If any invoices are outstanding longer than terms plus mail time, the customer is placed on a priority list. They are then called to determine the reason for the delay, immediate payment is requested and date of anticipated payment is noted. Calls are made twice weekly until these payments are received. For invoices outstanding past 30 days, delivery of additional product is stopped until all payments are received. Extension of credit to these customers is re-evaluated prior to delivery of new product. At 45 days past due, the collection of the account is turned over to our attorney, unless other arrangements with the customer have been made.

                                   Exhibit C
                                   ---------

                           MARKWEST HYDROCARBON, INC.

                         REQUEST FOR ADVANCE UNDER THE
                         -----------------------------
                              WORKING CAPITAL LOAN
                              --------------------


     Reference is made to that certain Amended and Restated Working Capital Loan Agreement dated as of October __, 1996 (as from time to time amended, the

"Agreement"), among MarkWest Hydrocarbon, Inc. ("Borrower"), Norwest Bank
----------                                       --------
Colorado, National Association, individually and as agent, and First American National Bank, N M Rothschild and Sons Limited and The First National Bank of Chicago (collectively, the "Lenders"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests the Lenders to make an advance to Borrower in the amount of $_______, such advance being evidenced by the Revolver Notes, and specifies ___________, 199_, as the date Borrower desires for the Lenders to make such advance.

     Borrower and the officer of Borrower signing this instrument hereby certify that:

     (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

     (b) The representations and warranties of Borrower set forth in Section 8 of the Agreement and in the Security Documents are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

     (c) Borrower has performed or observed all terms, agreements, conditions and obligations in the Agreement and under the Security Documents required to be performed or observed by Borrower on or prior to the date hereof (except those waived in writing by the Lenders), and each of the conditions precedent to Advances contained in the Agreement remains satisfied in all respects.

     (d) No Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the making of the requested Advance. Borrower will use the advance hereby requested in compliance with the Agreement.

     IN WITNESS WHEREOF, this instrument is executed as of _________, 199_.

                              MARKWEST HYDROCARBON, INC.



                              By: ________________________________
                                  Name: __________________________
                                  Title: ___________________________

                                   EXHIBIT D
                                   ---------


                       FORM OF BORROWER'S COUNSEL OPINION
                       ----------------------------------

                                   EXHIBIT E
                                   ---------

                           MARKWEST HYDROCARBON, INC.

                          BORROWING BASE CERTIFICATION

     Reference is made to that certain Amended and Restated Working Capital Loan Agreement dated as of October ___, 1996 (as from time to time amended, supplemented or restated, the "Loan Agreement") between MarkWest Hydrocarbon, Inc. ("Borrower"), Norwest Bank Colorado, National Association, individually and as agent, and First American National Bank, N M Rothschild and Sons Limited and The First National Bank of Chicago (collectively, "Lender"). Terms used but not defined herein shall have the meanings given them in the Loan Agreement.

     The undersigned ______________________ does hereby certify that he/she is the duly elected qualified and acting ____________________ of Borrower and that the following information is true, correct and complete.

1. CALCULATION OF ELIGIBLE RECEIVABLES:

   a.  Receivables, LESS                  $________

   b.  Receivables over 45 days           $________
       from invoice date, LESS

   c.  Other ineligible Receivables,      $________
       EQUALS

   d.  Eligible Receivables               $________

   e.  Eighty percent (80%) of            $________
       Eligible Receivables

2. CALCULATION OF PREPAID NATURAL GAS:

   a.  Volume of natural gas (in MMBTU's)
       delivered to Columbia Gas Transmission
       Corporation pursuant to paragraph 2 of
       letter agreement dated March 9, 1995, LESS  _____________ (MMBTU's)

   b.  Volumes required to be delivered for
       BTU reimbursement under said letter
       agreement, EQUALS                           _____________ (MMBTU's)

   c.  Excess Volumes                           _____________ (MMBTU's)
       [but Excess Volumes shall not exceed
       two billion cubic feet]

   d.  Excess Volumes times [Gulf Coast
       month-end natural gas price (as per
       Loan Agreement) PLUS $0.18]
       EQUALS

   e.  Prepaid Natural Gas                $________

3. CALCULATION OF ELIGIBLE PRODUCT INVENTORY VALUE:

   a.  Borrower's Product (gallons)       _________

   b.  Market Price per Gallon            $________

   c.  Eligible Product Inventory Value   $________

   d.  Eighty percent (80%) of Eligible   $________
       Product Inventory Value

4. CALCULATION OF NET ELIGIBLE EXCHANGE BALANCES:

   a.  Amount due Borrower under          $________
       Eligible Exchange Balances
       (quantities of Products X
       Mt. Belvieu price) LESS

   b.  Exchange Balances that do not      $________
       satisfy Credit and Collection
          Policy LESS

   c.  Amount Borrower owes under         $________
       Eligible Exchange Balances
       (quantities of Products X
       Mt. Belvieu price)

   d.  Net Eligible Exchange Balances     $________

   e.  Eighty percent (80%) of Net        $________
       Eligible Exchange Balances.

5. Cash Collateral (100%)                       $________

6. Total of (1) through (5)                     $________

7. BORROWING BASE (lesser of line (6)           $________
   or $7,500,000)

8. Attached are the following schedules supporting each of the Borrowing Base components:

   a.  Receivables aging

   b.  Other ineligible Receivables

   c.  Accounts payable aging

   d. Product listing by product and location with supporting market value information

   e.  Data re Exchange Balances as requested by Agent

   f.  Data re Prepaid Natural Gas amounts as requested by Agent

9. Borrower represents that its products and inventory are located only at locations listed on Exhibit H to the Loan Agreement (although it may not currently be using all places listed on Exhibit H) except as set forth below:

   IN WITNESS WHEREOF, this instrument is executed by the undersigned as of _______________ ____, 199__.

                                    MARKWEST HYDROCARBON, INC.


                                    By:_____________________________
                                      Name:________________________
                                      Title:_________________________

                                   Exhibit F
                                   ---------

                                   LITIGATION
                                   ----------


1.   Alloyd Insulation Company Inc. v. MarkWest Hydrocarbon Partners, Ltd. d/b/a
     ---------------------------------------------------------------------------
     MarkWest Hydrocarbon Partners, a Limited Partnership, Civil Action No. 96-
     ----------------------------------------------------
     C-214, Circuit Court of Wayne County, West Virginia, relating to a mechanic's lien filed by a subcontractor on the Kenova Plant in an amount of approximately $111,500 in connection with a dispute between Alloyd Insulation Company Inc. and the general contractor and/or subcontractors on the plant.

                                   Exhibit G
                                   ---------

                            SUBSIDIARIES OF BORROWER
                            ------------------------


          MW Michigan, Inc.
          MarkWest Resources, Inc.

                                   Exhibit H
                                   ---------

                        LOCATION OF BORROWER'S INVENTORY
                        --------------------------------
                               at October 1, 996


          MarkWest Hydrocarbon                (Siloam plant)
          U.S. Route 23
          P.O. Box 575
          South Shore, Kentucky  41175

          MarkWest Hydrocarbon
          West Memphis LPG Terminal
          1282 South Eighth Street
          P.O. Box 367
          West Memphis, Arkansas  72302

          MarkWest Hydrocarbon
          Church Hill LPG Terminal
          Church Hill, Tennessee

          38-mile pipeline from Kenova, West Virginia to
                                             South Shore, Kentucky

          Mapco/Hutchinson, Kansas            (a.k.a. Conway)

          Mount Belvieu, Texas

          Hattiesburg, Mississippi

                                   Exhibit I
                                   ---------

                           MARKWEST HYDROCARBON, INC.

                             COMPLIANCE CERTIFICATE
                             ----------------------
                             (WORKING CAPITAL LOAN)

                (Capitalized terms not otherwise defined herein
                   shall have the meaning assigned to them in
                              the Loan Agreement)

The undersigned officer of MARKWEST HYDROCARBON, INC., ("Borrower") pursuant to
                                                         --------
Section 9(b)(iii) of the Amended and Restated Working Capital Loan Agreement
                         ---------------------------------------------------
dated as of October __, 1996 (the "Loan Agreement") among Borrower, Norwest Bank Colorado, National Association, individually and as agent, and First American National Bank, N M Rothschild and Sons, Limited and The First National Bank of Chicago, hereby certifies as follows:

Computations showing compliance as of _________, 199_ with:

     All computations exclude Restricted Subsidiaries.

1.   SECTION 9(k):  CURRENT RATIO

     (a)     Current assets                $________
     (b)     Current liabilities           $________
     (c)     Actual ratio                                    _______________
     (d)     Minimum per agreement                           1.1 to 1.0

2.   SECTION 9(l):  RATIO OF FUNDED DEBT TO TOTAL
     CAPITALIZATION

     (a)     Funded Debt (including Guarantees)   $________
     (b)     Guarantees                           $________
     (c)     Stockholders' equity                 $________
     (d)     Total capitalization                 $________
             (a)  +  (c)
     (e)     Actual ratio                                    _______________%
     (f)     Maximum per agreement                                        60%

3. SECTION 9(m):  TANGIBLE NET WORTH

   (a)  $38,000,000 PLUS                     $________
   (b)  50% of consolidated net              $________
        income earned by Borrower
        after September 30, 1996
        (excluding net losses)
   (c)  Required:  (a)  +  (b)                         $______________
   (d)  Actual                                         $______________

4. SECTION 9(n):  FIXED COVERAGE RATIO, AS OF THE END
   OF ANY MONTH COMMENCING WITH OCTOBER 31, 1996,
   CALCULATED ON A ROLLING TWELVE MONTH BASIS

   (a)  Cash flow from operations            $________
        DIVIDED BY
   (b)  Debt (Interest  +  Principal)        $________
        included in (a) (& required
        to be repaid)  EQUALS
   (c)  Actual ratio                         ______________
   (d)  Minimum per agreement                            1.5

5. The undersigned hereby certifies to the authenticity of the financial statements and that the attached financial statements present fairly the financial condition of Borrower as of the date hereof to the best of his/her knowledge and belief after due inquiry.

6. The undersigned has read the covenants and conditions of the Loan Agreement; this Certificate is based upon an examination of the Loan Agreement and of the accounts and other pertinent records of Borrower.

7. In the opinion of the undersigned, he/she has made such examination and investigations as is necessary to enable him/her to express an informed opinion as to whether or not the covenants and conditions of the Loan Agreement have been complied with, and, to the best of his/her knowledge:
   (check either (a) or (b))

   ( ) (a) There exists no Unmatured Event of Default or Event of Default on the date hereof.

   ( ) (b) There exists no Unmatured Event of Default or Event of Default on the date hereof except for the following matters: (Describe all such matters, specifying the nature, duration and status thereof and what action Borrower has taken or proposes to take with respect thereto).


                                              BORROWER:

                                    MARKWEST HYDROCARBON, INC.



                                    By: __________________________
                                       Name:_____________________
                                       Title:______________________
                                       Date:______________________

                                   Exhibit J
                                   ---------

             SCHEDULE OF NOTES RECEIVABLE FROM OFFICERS, EMPLOYEES
             -----------------------------------------------------
                               at October 7, 1996


          Officers and Directors:
                John Fox             $            -
                Brian O'Neill        $            -
                Art Denney           $            -
                Bob Garvin           $     6,056.62
                Rita Harvey          $    19,381.49


          Employees:
                William Adkins, Jr.  $    20,466.59
                Dan Brown            $    17,352.87
                Kathy Holland        $    27,942.80
                Michael LaRue        $    97,474.06
                Dan O'Meara          $    37,169.59
                Henry Nickel         $    15,041.22
                Randy Nickerson      $    54,907.81
                Fred Shato           $            -
                Ronald Smith         $    10,258.58
                Warren Warner        $    56,452.74
                                     --------------
                                     $   362,504.37
                                     ==============

                                                             EXHIBIT K
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Application and Agreement For
                                                                                                Irrevocable Standby Letter of Credit
------------------------------------------------------------------------------------------------------------------------------------
To:  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION       NORWEST AFFILIATE as indicated on the       Date
     Investors Building, Third Floor                    reverse page hereof.                        -------------------------------
     733 Marquette Avenue South
     Minneapolis, Minnesota 55479-0093                                                              L/C number (for Bank use only)
     Attention:  International Letters of Credit
------------------------------------------------------------------------------------------------------------------------------------
Please issue an Irrevocable Documentary Standby Credit substantially in accordance with this application and transmit it as indicated below (by "X"). In issuing the Credit you are expressly authorized to make such changes from the terms herein below set forth as you, in your sole discretion, may deem advisable provided that no such changes shall vary the principal terms herof.
------------------------------------------------------------------------------------------------------------------------------------
Transmission by:
[ ] Cable (teletransmission) full details   [ ] Short Cable - full details to follow by courier  [ ] Courier   [ ] Other
------------------------------------------------------------------------------------------------------------------------------------
THIS SECTION FOR BANK USE ONLY UNLESS YOU DESIGNATE ADVISING BANK                            APPLICANT (FULL NAME AND ADDRESS)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
BENEFICIARY (FULL NAME AND ADDRESS)                                                                     AMOUNT (UP TO)
                                                                -------------------------------------------------------------------
                                                                In figures                          USD unless otherwise specified
                                                                --------------------------------------------------------------------
                                                                In words:
                                                                --------------------------------------------------------------------
                                                                Expiry date                         At your counters
                                                                (months in words, day, year)        unless otherwise
                                                                                                    indicated
                                                                -------------------------------------------------------------------
                                                                For presentation of documents to you unless otherwise indicated:
                                                                -------------------------------------------------------------------
                                                                FOR:
                                                                [ ] Sight Payment     [ ] Negotiation
-----------------------------------------------------------------------------------------------------------------------------------
Draft(s) at sight to be drawn on you or (specify any other drawee) and accompanied by the original Letter of Credit for endorsement and documents as specified below:

[ ] Issue as per attached example.
[ ] Clean Letter of Credit.
[ ] Beneficiary's signed Statement of Reading:"


-----------------------------------------------------------------------------------------------------------------------------------
OTHER DOCUMENTS/CONDITIONS
-----------------------------------------------------------------------------------------------------------------------------------


This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), the International Chamber
of Commerce Publication 500 No.  ("UCP").
-----------------------------------------------------------------------------------------------------------------------------------
(COMPLETE ONLY WHEN THE BENEFICIARY BANK IS TO ISSUE ITS UNDERTAKING BASED ON THE ISSUED STANDBY LETTER OF CREDIT)

[  ]     Request beneficiary bank to issue and deliver their (Specify type of undertaking)
         in favor of ____________________________________________________________________
         for an amount not exceeding the amount specified above, effective immediately and expiring at their office on ____________________________________________________
         relative to (Specify contract number or other pertinent reference)______________
-------------------------------------------------------------------------------------------------------------------------------
Partial drawings permitted if not checked as  [  ]  Prohibited
------------------------------------------------------------------------------------------------------------------------------
Should there be a need to clarify our above instructions, please contact:
------------------------------------------------------------------------------------------------------------------------------
Name                                               Telephone number
                                               (                     )

AGREEMENT

In consideration of your ("you" "your") issuing or amending the standby letter of credit applied for on the other side of this form (herein called the "Credit"), we hereby agree as follows:

  1. We agree to pay to you on demand, at your above address and in United States currency, the amount of each draft payable in United States currency and drawn under the Credit, or purporting to be so drawn.

  2. We agree to pay to you on demand, at your above address and in United States currency, the equivalent (at your then selling rate for cable transfers to the place where and in the currency in which such draft or instrument is payable) of the amount of each draft payable in other than United States currency and drawn under the Credit, or purporting to be so drawn.

  3. We agree to pay to you on demand a commission for the Credit at such rate as you have quoted to us, together with the amount of any and all charges and expenses paid or incurred by you or by any of your agents or correspondents in connection with the Credit. In addition to such commission and any such charges and expenses, we agree that if at any time any applicable law, rule or regulation or the interpretation or administration thereof by any governmental authority:

    A. shall subject you to any tax, duty or other charge with respect to this Agreement, or shall materially change the basis of taxation of payments to you of the principal of or interest on any amounts payable by us under this Agreement (except for the imposition of or change in respect of the rate of tax on your overall net income); or

    B. shall impose or deem applicable or increase any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or Credit extended by you because of this Agreement or the Credit; or

    C. shall require you to include the Credit in your calculations relating to your capitalization,

    and the result is to increase the cost to you to maintain the Credit, or to reduce the amount of any sum received or receivable by you under this Agreement, then within 30 days after demand we agree to pay you such additional amount or amounts as will compensate you for such increased cost or reduction. Your certificate in reasonable detail setting forth the basis for the determination of such additional amount or amounts shall be conclusive evidence of such amount or amounts.

  4. All amounts payable by us under any provision of this Agreement, except this paragraph 4, shall, if unpaid, bear interest from the date you are first entitled to demand payment thereof, regardless of whether you actually do make demand. In all cases, we agree to pay you interest at an annual rate equal to ________% in excess of the Base Rate in effect from time to time (if left blank, then 2.0% in excess of the Base Rate), to change when and as the Base Rate changes. "Base Rate" means the "base" or "prime" rate of interest as announced from time to time by __________________ ___________________ (if left blank, then Norwest Bank
      Minnesota, National Association).

  5. Except to the extent we may hereafter give you contrary instructions in writing, which instructions you may, at your sole discretion, accept or reject:

    A. Your duty and that of your correspondents to examine certificates and other documents received by you or them under, or purporting to be under, the Credit, shall be fully discharged if you or they exercise reasonable care to ascertain that they appear on their face to be in accordance with the terms of the Credit;

    B. Your liabilities and responsibilities and those of your correspondents shall be strictly limited in accordance with the most current revision of the Uniform Customs and Practice for Documentary Credits -- 1993 Revision, ICC Publication No. 500, effective January 1, 1994;

    C. You and your correspondents may receive and accept or pay as complying with the terms of the Credit any drafts, documents or statements, otherwise in order, which may be signed by the administrator, executor, trustee in bankruptcy of or receiver of any of the property of (or any similar representative or trustee for), the person in whose name the credit provides that any such drafts, documents or statements must be drawn or issued.

  6.  You shall assume no liability or responsibility:

    A. For the form, sufficiency, accuracy, genuineness, falsification or legal effect of any documents or statement;

    B. For the consequences arising out of any delay and/or loss in transit of any messages, letters or documents, or the delay, mutilation or other errors arising from the transmission of cables, telegrams or telex; or

    C. For consequences arising out of the interruption of your business by acts of God, riots, civil commotions, insurrections, wars or other causes beyond your control or by any strikes or walkouts.

    None of the foregoing acts or things shall in any way affect or impair any of our obligations or any of your rights and powers specified in or arising under this Agreement. In furtherance and extension and not in limitation of the specific provisions set forth above, we agree that any action taken or omitted by you or by your correspondents under or in connection with the Credit, if taken or omitted with honesty in fact, shall be binding on us and shall not put you or your correspondents under any resulting liability to us. We further agree that we will indemnify you and your correspondents, and also your and their officers, employees and agents, and hold you and all of them harmless from and against each and every claim, demand, action or suit which may arise against you or them by reason of any action taken or omitted pursuant to this Agreement. In no event shall you be liable for incidental, consequential or special damages.

    7. We agree to pay to you on demand any and all expenses, including reasonable attorneys' fees and legal expenses, incurred or paid by you in protecting or collecting our indebtedness to you under this Agreement or in protecting, exercising or enforcing any or all of your rights and remedies against us.

  8. Should any of the following events occur, and if at the time of any such event there remains any portion of the Credit undisbursed, we shall, upon your demand, pledge as collateral security for all of our obligations under this Agreement, cash in an amount equal to the entire amount remaining undrawn under the Credit: (i) we default in the payment when due of any amount due you under this Agreement; (ii) a default occurs under any agreement between you and us; (iii) any credit agreement made between you and us expires or is terminated; (iv) we default in the payment of any indebtedness which we may have for the repayment of borrowed monies; (v) we become insolvent, fail to pay our debts generally as they become due, make any assignment for the benefit of creditors, file or suffer the filing of any petition or action for relief under the provisions of the United States Bankruptcy Code or other similar laws for the relief of or relating to, debtors; (vi) there is a voluntary or involuntary appointment of a receiver, trustee, custodian or similar official to take possession of any of our property; (vii) there is an attachment of any material involuntary lien of any kind to our property or assets; or (viii) any representation made in any financial statement or in any other statement or document presented to you by us or on our behalf is, in any material respect, false or misleading when made; or (ix) you believe in good faith that we may be unwilling or unable to pay our obligations to you when they come due.

   9. We authorize you to charge any of our accounts or other funds in your possession for the payment of our obligations to you under this Agreement. We further authorize you to debit any of our accounts or other funds in the possession of your agents, correspondents or affiliates for the payment of our obligations to you under this Agreement and hereby hold you, your agents, correspondents and affiliates and all officers thereof, harmless from the consequences or results of such debit.

  10. We further agree that:

   A. This Agreement and your rights hereunder shall continue unimpaired and shall be binding upon us notwithstanding any delay, extension of time, increase in amount, renewal, compromise or other indulgence or modification granted or agreed to by you, with or without notice to or approval by us (or any of us) in respect of the credit or any of our indebtedness to you under this Agreement;

   B. You shall not be deemed to have waived or released any of your rights or remedies (whether specified in or arising under this Agreement or otherwise available to you by law or agreement) unless you have signed a written waiver or release. Delay or failure to act on your part shall not constitute a waiver of or otherwise preclude enforcement of any of your rights and remedies. All of your rights and remedies shall be cumulative and may be exercised singularly or concurrently. You need not resort to any particular right or remedy before exercising or enforcing any other, and your resort to any right or remedy shall not preclude the exercise or enforcement of each other right and remedy;

   C. This Agreement shall be governed by the laws of the state where your main banking office is located;

   D. If any provision or clause of this Agreement or the application thereof to any person or circumstance is invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions, clauses or applications of this Agreement which can be given effect, and this Agreement shall be construed as if the invalid or illegal or unenforceable provision, clause or application has never been contained herein;

   E. If the application for the Credit is signed by or on behalf of several of us, this Agreement shall be construed and interpreted so as to establish in all instances the joint and several obligations of each of us and this Agreement shall be fully binding upon and enforceable against either, any or all of us. Each of us shall be deemed to be the agent of all others, and except as expressly provided otherwise herein, you may act at the direction or request of any one or more of us and you may give a notice or notices (whether or not required to be given), to any one or more of us, all as you may from time to time elect, without notice to or approval by the others. You may terminate this Agreement with respect to, or release or discharge, any one or more of us without affecting or impairing the obligations of the rest of us. The death, incompetence or dissolution of any of us or any change in the composition of any partnership or any other firm which may be a party hereto shall not affect in any way the Credit or any rights with respect to indebtedness incurred under this Agreement or with respect to transactions theretofore initiated. In this Agreement, the terms "we", "us" and "our" refer to any one or more applicants and correspondent banks that have executed the application for the Credit, and the terms "you" and "your" refer to the bank to which such application is directed.

   F. This Agreement is without limitation as to duration or amount and shall be binding upon our respective heirs, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by you, your successors and assigns. You may assign or transfer this Agreement and you shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, but you shall retain all of your rights and remedies specified in or arising under this Agreement with respect to any and all instruments and rights not so assigned or transferred.

   G. If one of the applicants for Credit is your correspondent/affiliate, the applicant(s) who is not a correspondent/affiliate hereby agrees to reimburse the correspondent/affiliate for all amounts such corespondent/affiliate may pay you in connection with this Agreement. Such party further agrees to execute any documents and provide such security as the correspondent/affiliate may request to evidence and support its co-applicant's obligation of reimbursement.

   H. Unless you agree otherwise, the Credit shall be subject to Uniform Customs and Practice for Documentary Credits - 1993 revision, ICC Publication No. 500 effective January 1, 1994, or any successor publication, but all of your rights arising under said Customs and Practice shall be in addition to, and not in limitation of, your rights under this Agreement.

If the Bank is located in Nebraska: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

If the Bank is located in Iowa: IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER. BY SIGNING THIS AGREEMENT, THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT.

We waive notice of your acceptance of this Agreement.

===============================================================================
This Agreement is binding upon Applicant and Joint Applicant and, if applicable, upon Correspondent Bank.

Dated, this ______ day of ______________________________, 19_______.


-----------------------------------------------------          ---------------------------------------------------------------
APPLICANT (Full name) (Party that is to be named in            JOINT APPLICANT (Full name) (Party, if any, co-signing with the
 the Credit as "Applicant.")                                   Applicant.) Correspondent banks and/or Norwest affiliates do not sign here, but complete Section "A" below.

By:  ________________________________________________          By: ___________________________________________________________
     Individual Name/Aughorized Signature/Title                    Individual Name/Authorized Signature/Title


By:  ________________________________________________          By: ___________________________________________________________
     Individual Name/Aughorized Signature/Title                    Individual Name/Authorized Signature/Title


                                   SECTION A
         FOR CORRESPONDENT BANK AND/OR NORWEST AFFILIATE BANK USE ONLY

We hereby appoint you as our agent to establish and issue in your name the Credit pursuant to this Agreement. We acknowledge that we are primarily liable and in consideration thereof, we agree to act and assume the duties of all parties hereto including their respective legal representatives, including without limitation any executor, trustee or guardian, heirs, successors and assigns. We agree to reimburse you for any and all amounts paid by you in connection with the Credit and any and all costs and expenses of every kind and nature incurred by you with respect to the Credit and the transaction(s) to which they relate. We shall pay to you charges, commissions and interest due and owing to you pursuant to the terms of this Agreement. You are hereby expressly authorized to immediately charge our account with you for any amoaunts as described herein which are owed to you by us.



______________________________________________________
NORWEST BANK AFFILIATE NAME OR CORRESPONDENT BANK NAME

By:__________________________________________________
     Individual Name/Authorized Signature/Title

--------------------------------------------------------------------------------
FOR BANK USE ONLY:
--------------------------------------------------------------------------------
Date                              Risk Rating:

--------------------------------------------------------------------------------
LDA APPROVAL
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Signature (stamp)

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